SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

1)	☐	Preliminary Proxy Statement

2)	☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

3)	☒	Definitive Proxy Statement

4)	☐	Definitive Additional Materials

5)	☐	Soliciting Material under Rule 14a-12

Coinmach Service Corp.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statements, if other than Registrants)

Payment of Filing Fee (Check the appropriate box):

6)	☒	No fee required.

7)	☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

                              (i) Title of each class of securities to which transaction applies:

                              (ii) Aggregate number of securities to which transaction applies:

                              (iii) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                              (iv) Proposed maximum aggregate value of transaction:

                              (v) Total fee paid:

8)	☐	Fee paid previously with preliminary materials.

9)	☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                              (i) Amount Previously Paid:

                              (ii) Form, Schedule or Registration Statement No.:

                              (iii) Filing Party:

                              (iv) Date Filed:

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on July 27, 2006

The Annual Meeting of Stockholders of Coinmach Service Corp. (the “Company”) will be held at the Holiday Inn, 215 Sunnyside Boulevard in Plainview, New York on Thursday, July 27, 2006, at 10:00 a.m., Eastern Time, for the following purposes:

1) To elect seven directors to the Board of Directors;

2) To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2007; and

3) To transact such other business as may properly come before the meeting.

Only stockholders of record at the close of business on June 12, 2006 are entitled to notice of and to vote at the Annual Meeting.

All stockholders that were our stockholders on June 12, 2006, or their authorized representatives, may attend the Annual Meeting. Admission to the meeting will be on a first-come, first-served basis. If your shares are held in the name of a bank, broker or other holder of record and you plan to attend the Annual Meeting, you should bring proof of ownership, such as a bank or brokerage account statement, as well as a form of personal identification to the Annual Meeting to ensure your admission.

YOUR VOTE IS IMPORTANT!

WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON, WE URGE YOU TO VOTE YOUR SHARES BY SIGNING, DATING, AND RETURNING THE ENCLOSED PROXY, WHICH IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS, AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED. ANY PERSON GIVING A PROXY HAS THE POWER TO REVOKE IT AT ANY TIME PRIOR TO THE ANNUAL MEETING, AND STOCKHOLDERS WHO ARE PRESENT AT THE MEETING MAY WITHDRAW THEIR PROXIES AND VOTE BY BALLOT IN PERSON.

By Order of the Board of Directors

Robert M. Doyle, Corporate Secretary

Plainview, New York
July 3, 2006

2006 PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders of Coinmach Service Corp. will be held at

Holiday Inn
215 Sunnyside Boulevard
Plainview, New York 11803

on July 27, 2006, at 10:00 A.M.

Coinmach Service Corp.
303 Sunnyside Blvd, Suite 70
Plainview, New York 11803

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Coinmach Service Corp. (the “Board of Directors”) for use at the Annual Meeting of Stockholders to be held on Thursday, July 27, 2006 at 10:00 a.m., Eastern Time, at the Holiday Inn, 215 Sunnyside Boulevard in Plainview, New York, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Only stockholders of record at the close of business on June 12, 2006 will be entitled to notice and to vote at the meeting.

This Proxy Statement and enclosed form of proxy were first sent to stockholders on or about July 3, 2006. References in this Proxy Statement to the “Company,” “we,” “us,” and “our” refer to Coinmach Service Corp. Throughout this proxy statement we sometimes use the term “Class A Common Stock” to refer to our Class A common stock, par value $0.01 per share, and the term “Class B Common Stock” to refer to our Class B common stock, par value $0.01 per share. When we use the term “Common Stock” we are referring to both our Class A Common Stock and our Class B Common Stock. When we use the term “IDS” we are referring to our Income Deposit Securities, which are comprised of one share of our Class A Common Stock and an 11% senior secured note due 2024 in a principal amount of $6.14.

Voting of Proxies

Since many of the Company’s stockholders may be unable to attend the Annual Meeting, the Board of Directors solicits proxies to give each stockholder an opportunity to vote on all matters scheduled to come before the meeting and set forth in this Proxy Statement. Stockholders are urged to read carefully the material in this Proxy Statement, specify their choice on each matter by marking the appropriate boxes in the enclosed proxy card, then sign, date and return the card in the enclosed, stamped envelope. Stockholder proxies are received by Bank of New York, the Company’s independent proxy processing agent, and the vote is certified by the inspector(s) of election.

If no choice is specified and the proxy card is properly signed and returned, the shares will be voted as recommended by the Board of Directors by the proxyholders selected by the Board. Robert M. Doyle and Raymond Loser, both officers of the Company, have been selected as proxyholders.

The proxyholders will vote all proxies, or record an abstention or withholding, in accordance with the directions on the proxy. If no contrary direction is given, the shares will be voted as follows:

FOR the election of directors nominated by the Board of Directors; and

FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2007.

To the extent permitted by the Federal securities laws, proxy cards, unless otherwise indicated by the stockholder, also confer upon the proxyholders discretionary authority to vote all shares of stock represented by the proxies on certain other matters properly brought before the meeting or any postponement or adjournment thereof. With respect to such matters, the proxyholders have been instructed by the Board of Directors to vote as they deem advisable, and if any of the nominees for director named in “Proposal 1: Election of Directors” should be unavailable for election, the proxies will be voted for the election of such other person as may be recommended by the Board of Directors in place of such nominee.

We will pay all expenses in connection with the solicitation of the enclosed proxy, including the reasonable charges of brokerage houses and other custodians, nominees or fiduciaries for forwarding documents to security owners. In addition to solicitation by mail, certain of our officers, directors and employees (who will receive no extra compensation for their services) may solicit proxies by telephone, fax or in person.

You may revoke your proxy at any time before its exercise by writing to our Corporate Secretary at our principal executive offices as follows:

Corporate Secretary
Coinmach Service Corp.
303 Sunnyside Blvd., Suite 70
Plainview, New York 11803

You may also revoke your proxy at any time before it is exercised by timely delivery of a properly executed, later-dated proxy or by voting by ballot in person at the Annual Meeting.

Voting by proxy will in no way limit your right to vote at the Annual Meeting if you later decide to attend in person. Attendance at the Annual Meeting will not by itself constitute a revocation of proxy. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record, to be able to vote at the Annual Meeting.

Stockholders Entitled to Vote and Voting Rights

Each stockholder of record at the close of business on June 12, 2006 (the “record date”), is entitled to notice of and vote at the Annual Meeting. As of the close of business on the record date, we had 52,488,091 shares of Common Stock outstanding, comprised of 29,113,641 shares of Class A Common Stock and 23,374,450 shares of Class B Common Stock. Our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) provides that each share of Class A Common Stock outstanding on the record date entitles the holder thereof to one vote, and each share of Class B Common Stock outstanding on the record date entitles the holder thereof to two votes. The independent election inspector(s) appointed for the Annual Meeting will determine whether or not a quorum is present and will tabulate votes cast by proxy or in person at the Annual Meeting. The holders of a majority of the outstanding shares of our Common Stock entitled to vote, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Election of directors by stockholders will be determined by a plurality of the votes of the shares present at the Annual Meeting, in person or by proxy, and entitled to vote on the election of directors. The other matters submitted for stockholder approval at the Annual Meeting will be decided by the affirmative vote of a majority of the shares present, in person or by proxy, at the Annual Meeting and entitled to vote on the subject matter. Abstentions are included in the determination of shares present for quorum purposes. However, abstentions will have no effect on the election of directors.

If you hold shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to certain matters to be acted upon. If you do not give your broker or nominee specific instructions, your shares may not be voted on those matters, and will not be considered as present and entitled to vote with respect to those matters. Shares represented by such “broker non-votes” are, however, counted in determining whether there is a quorum. We encourage you to provide voting instructions to your brokerage firm by returning your completed proxy. Returning your completed proxy ensures your shares will be voted at the Annual Meeting according to your instructions.

Stockholders with the Same Last Name and Address

In accordance with notices we sent to certain stockholders, we are sending only one copy of our annual report and proxy statement to stockholders who share the same last name and address unless they have notified us that they wish to continue receiving multiple copies. This practice, known as “householding,” is designed to reduce duplicate mailings and save printing, postage and administrative expenses as well as natural resources.

If you received a household mailing this year and you would like to have additional copies mailed to you, please submit your request in writing to our principal executive offices as follows: Corporate Secretary, Coinmach Service Corp., 303 Sunnyside Blvd., Suite 70, Plainview, New York 11803.

If you hold your stock in “street name” (your shares are held in the name of your broker or bank), you may revoke your consent to householding at any time by sending your name, the name of your brokerage firm, and your account number to ADP, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

Proposals of Stockholders for the 2007 Annual Meeting

If a stockholder would like us to consider including a proposal or recommend a nominee for election to the Board of Directors in our Proxy Statement for our Annual Meeting in 2007, the stockholder must deliver it to the Company’s Corporate Secretary no later than March 5, 2007. Proposals must be addressed to our Corporate Secretary at our principal executive offices as follows: Corporate Secretary, Coinmach Service Corp., 303 Sunnyside Blvd., Suite 70, Plainview, New York 11803.

Our Amended and Restated Bylaws provide that in order for a stockholder to bring business before an Annual Meeting (other than a proposal submitted for inclusion in the Company’s proxy materials), the stockholder must give written notice to our Corporate Secretary by no later than the close of business on March 5, 2007, and no earlier than February 3, 2007 (i.e., not less than 120 days nor more than 150 days prior to the first anniversary of the date on which we first mailed this Proxy Statement to stockholders). The notice must contain information required by our Bylaws, including a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the Annual Meeting, the name and address of the stockholder proposing the business, the number of shares of the Company’s stock beneficially owned by the stockholder, any material interest of the stockholder in the business proposed, and other information required to be provided by the stockholder pursuant to the proxy rules of the Securities and Exchange Commission (the “SEC”). If a stockholder fails to submit the notice by March 5, 2007, then the proposed business would not be considered at our Annual Meeting in 2007, due to the stockholder’s failure to comply with our Amended and Restated Bylaws. Additionally, in accordance with Rule 14a-4(c)(1) of the Securities Exchange Act of 1934, as amended, management proxyholders intend to use their discretionary voting authority with respect to any stockholder proposal raised at our Annual Meeting in 2007 as to which the proponent fails to notify us on or before March 5, 2007. Notifications must be addressed to our Corporate Secretary at our principal executive offices as follows: Corporate Secretary, Coinmach Service Corp., 303 Sunnyside Blvd., Suite 70, Plainview, New York 11803. A copy of the full text of the bylaw provisions relating to our advance notice procedures may be obtained by writing to our Corporate Secretary at that address.

Other Business

If any matter not mentioned in this Proxy Statement is properly brought before the Annual Meeting, the proxyholders will vote upon such matters as they deem advisable pursuant to the discretionary authority granted by the proxy. As of the date of the printing of this Proxy Statement, our management is not aware, nor has it been notified, of any other matters that may be presented for consideration at the Annual Meeting.

CORPORATE GOVERNANCE

Information about the Board of Directors and its Committees

Since the majority of the Company’s voting power is held by Coinmach Holdings, LLC, a Delaware limited liability company (“Holdings”) as a result of its ownership of all of the outstanding Class B Common Stock, the Company qualifies as a “controlled company” in accordance with the corporate governance and listing rules of the American Stock Exchange (the “AMEX Listing Rules”). A “controlled company” is defined as a company in which over 50% of the voting power is held by an individual, a group or another company. The Company has availed itself of the exception for controlled companies in the AMEX Listing Rules to the requirement that at least a majority of the Board of Directors be “independent.”

The Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating Committee.

None of the Company’s directors serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Board of Directors or the Compensation Committee.

Audit Committee

The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities by reviewing and overseeing (i) the preparation, quality and integrity of the Company’s financial statements and other financial information, (ii) the Company’s system of internal controls, accounting and financial reporting processes and legal and regulatory compliance, (iii) the qualifications, independence and performance of the Company’s independent registered public accounting firm, and (iv) the performance of the Company’s internal audit function. The Audit Committee also appoints the independent registered public accounting firm to be retained to audit the Company’s financial statements, and once retained, the independent registered public accounting firm reports directly to the Audit Committee. The Audit Committee is responsible for pre-approving both audit and non-audit services to be provided by the independent registered public accounting firm.

The Audit Committee has the power to investigate any matter brought to its attention within the scope of its responsibilities, with full access to all books, records, facilities and personnel of the Company. To the extent it deems appropriate, it also has the authority to retain independent counsel and advisors in order to carry out its duties.

The Audit Committee is currently composed of three independent members of our board of directors, John R. Scheessele, Woody M. McGee and William M. Kelly. William M. Kelly replaced David A. Donnini, a member of the Board of Directors who served on the Audit Committee until August 8, 2005. Each Audit Committee member qualifies as “financially literate” and Mr. Scheessele, the chairperson of the Audit Committee, qualifies as “financially sophisticated,” all as determined by the Board of Directors in accordance with the AMEX Listing Rules. Messrs. Scheessele, McGee and Kelly are “independent” under the AMEX listing rules, the Sarbanes-Oxley Act of 2002 and Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Audit Committee met eight times during the fiscal year ended March 31, 2006 (the “2006 Fiscal Year”) and approved various other matters by unanimous written consent. The written charter of the Audit Committee was adopted by the Board of Directors on November 19, 2004 in connection with the Company’s initial public offering and was amended and re-adopted by the Board of Directors on May 10, 2006 at the Audit Committee’s recommendation. The audit committee charter complies with the AMEX Listing Rules and the rules and regulations of the SEC and includes a description of the duties and responsibilities required by such rules and regulations to be detailed therein. A copy of the audit committee charter as currently in effect is attached as Annex A to this Proxy Statement and is also available on the Company’s website at
http://www.coinmachservicecorp.com. The report of the Audit Committee begins on page 6 of this Proxy Statement.

Compensation Committee

The Compensation Committee determines the compensation and benefits of all executive officers of the Company and establishes general policies relating to compensation and benefits of employees. The Compensation Committee is also responsible for administering incentive-compensation plans and equity-based plans of the Company in accordance with the terms set forth therein. The members of the Compensation Committee are David A. Donnini, James N. Chapman, John R. Scheessele and Woody M. McGee. The Board of Directors appointed Mr. McGee as an additional member to the Compensation Committee in May 2006. Mr. Donnini serves as chairperson of the Compensation Committee.

Currently Mr. Scheessele and Mr. McGee are the only independent directors serving on the Compensation Committee. The Company has availed itself of the exception for controlled companies in the AMEX Listing Rules to the requirement that the Compensation Committee be comprised entirely of independent directors.

The Compensation Committee met five times during the 2006 Fiscal Year and approved various other matters by unanimous written consent. The charter of the Compensation Committee was adopted by the Board of Directors on November 19, 2004 in connection with the Company’s initial public offering. A copy of the compensation committee charter is available on the Company’s website at http://www.coinmachservicecorp.com. The report of the Compensation Committee begins on page 7 of this Proxy Statement.

Nominating Committee

The Nominating Committee oversees matters regarding the composition and effectiveness of the Board of Directors. The Nominating Committee, among other things, (i) identifies individuals qualified to become directors and recommends to the Board of Directors director nominees for election, (ii) identifies and recommends to the Board of Directors nominees to fill any vacancy on the Board of Directors, including vacancies created by the approval of new directorships, and (iii) recommends to the Board of Directors candidates for each committee for appointment by the Board of Directors. The Nominating Committee also considers qualifications of nominees recommended by the Company’s stockholders. See the caption in this Proxy Statement entitled “Director Nominations” beginning on page 10. The members of the Nominating Committee are David A. Donnini, James N. Chapman and John R. Scheessele. Mr. Donnini serves as chairperson of the Nominating Committee.

Currently, Mr. Scheessele is the only independent director serving on the Nominating Committee. The Company has availed itself of the exception for controlled companies in the AMEX Listing Rules to the requirement that the Nominating Committee be comprised entirely of independent directors.

The Nominating Committee met one time during the 2006 Fiscal Year. The charter of the Nominating Committee was adopted by the Board of Directors on November 19, 2004 in connection with the Company’s initial public offering. A copy of the nominating committee charter is available on the Company’s website at http://www.coinmachservicecorp.com.

Meetings of the Board of Directors; Director Attendance at Meetings

The Board of Directors conducts its business through meetings of the Board, actions taken by unanimous written consent in lieu of meetings and by the actions of its committees. Pursuant to the AMEX Listing Rules, the Board of Directors meets each year on at least a quarterly basis. The Company also expects that the independent members of the Board of Directors will meet as often as necessary to fulfill their responsibilities as described in the AMEX Listing Rules, including meeting at least once annually in executive session outside of the presence of the non-independent directors and management.

During the 2006 Fiscal Year, the Board of Directors held six meetings and approved various matters by unanimous written consent. During the 2006 Fiscal Year, all members of the Board of Directors attended more than 75% of the board meetings, except Mr. Rauner, who did not attend four meetings. During the 2006 Fiscal Year, all directors attended more than 75% of the meetings of the committees of which they were members, except Mr. Donnini, who did not attend one out of three meetings that occurred while he was a member of the Audit Committee, two meetings of the Compensation Committee and the one meeting of the Nominating

Committee. The Company does not have a formal policy regarding director attendance. One board member attended last year’s Annual Meeting.

Report of the Audit Committee

The Audit Committee assists the Board of Directors in fulfilling its general oversight responsibilities relating to the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements. The Audit Committee also appoints the independent registered public accounting firm to be retained to audit the Company’s financial statements, and once retained, the independent registered public accounting firm reports directly to the Audit Committee. The Audit Committee is responsible for pre-approving both audit and non-audit services to be provided by the independent registered public accounting firm.

As set forth in the Audit Committee charter, the Audit Committee’s role is one of review and oversight. Management is responsible for the Company’s financial and accounting reporting process, including establishing and maintaining the system of internal controls, preparing the financial statements and for the public reporting process. Ernst & Young LLP (“E&Y”), the Company’s independent registered public accounting firm for the 2006 Fiscal Year, is responsible for performing an independent audit of the financial statements and expressing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles. The Audit Committee’s responsibility is to monitor and review these processes. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews.

In fulfilling its oversight responsibilities during the 2006 Fiscal Year, the Audit Committee, among other matters:

•	Reviewed and discussed with management and E&Y the Company’s audited financial statements for the 2006 Fiscal Year, management’s assessment of the effectiveness of the Company’s internal control over financial reporting and E&Y’s evaluation of the Company’s internal control over financial reporting;

•	Discussed with E&Y matters relating to the conduct of its audit of the Company’s financial statements, including such matters as are required to be discussed with audit committees by Statement on Auditing Standards No. 61, Communication with Audit Committees; and

•	Received the written disclosures and the letter from E&Y required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and discussed with E&Y their independence from the Company and management.

Based on its review and discussions, the Audit Committee recommended to the Board of Directors (and the Board of Directors approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the 2006 Fiscal Year for filing with the Securities and Exchange Commission. The Audit Committee and the Board of Directors have also recommended, subject to ratification by the Company’s stockholders, the selection of E&Y as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2007.

John R. Scheessele, Chairman
Woody M. McGee
William M. Kelly

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of the Independent Registered Public Accounting Firm

The Audit Committee has established a policy regarding pre-approval of all audit and non-audit services provided by the independent registered public accounting firm. For audit services, the independent registered public accounting firm will submit an engagement letter to the Audit Committee for its approval outlining the scope of the audit services proposed to be performed during the fiscal year, along with an audit services fee proposal which must be approved by the Audit Committee.

For non-audit services, management will submit to the Audit Committee for approval the non-audit services that it recommends the independent registered public accounting firm to provide for the fiscal year. Management and the independent registered public accounting firm will each confirm to the Audit Committee that each non-audit service on the list is permissible under all applicable legal requirements. In addition to the list of planned non-audit services, a budget estimating non-audit service spending for the fiscal year will be provided. The Audit Committee will be informed routinely as to the non-audit services actually provided by the independent registered public accounting firm pursuant to this process.

Report of the Compensation Committee

General

As set forth in the Compensation Committee charter, the Compensation Committee discharges the Board of Directors’ responsibilities relating to compensation of executive officers of the Company. The Compensation Committee is responsible for evaluating the performance of the Company’s executive officers and for determining and approving the compensation level of each executive officer based on its evaluation, including salary, bonus, incentive and equity compensation. The Compensation Committee also administers incentive-compensation plans and equity-based plans of the Company and reviews and recommends to the Board of Directors compensation for Board members, such as retainer, committee chairman fees, stock options and other similar items.

The Compensation Committee met five times during the 2006 Fiscal Year and approved various other matters by unanimous written consent. All compensation determinations for our executive officers with respect to the 2006 Fiscal Year were made by the Compensation Committee. In making its determinations, the Compensation Committee considered certain recommendations made in a benchmark compensation study prepared by an executive compensation consulting firm retained by the Compensation Committee. Such study compared the compensation of the Company’s executive officers to the compensation of executive officers at comparable companies based on specific criteria set forth in the report. Mr. McGee was appointed as a member of the Compensation Committee on May 10, 2006 and therefore did not participate in compensation determinations for the 2006 Fiscal Year.

Components of Executive Compensation

Executive compensation is based on a performance and rewards system that compensates executives for the achievement of levels of performance, consisting of base salaries, annual bonuses, incentives (annual and long-term) and discretionary forgiveness of periodic loan payments. The Company’s executive compensation policies are intended to enable the Company to hire, retain and motivate high-quality executives who meet the immediate business challenges and improve performance and are designed to pay base salaries and provide total compensation opportunities which reward each executive for contributions to the Company’s successes. The compensation arrangements of the Company reflect the philosophy that the Company and its security holders are best served by running the business with a long-term perspective, while striving to deliver consistently strong annual results. See the captions in this Proxy Statement entitled “Our Management” and “Certain Relationships and Related Transactions” for more information with respect to executive compensation.

Base Salaries

While the Compensation Committee may rely upon quantitative measures or other measurable objective criteria, such as earnings or other indicia of financial performance, in reaching total compensation determinations, the Compensation Committee evaluates executive performance and reaches compensation decisions based upon a subjective and careful analysis of each executive’s specific contributions as well as the recommendations of the Company’s chief executive officer. In determining the base salaries of executive officers, the Compensation Committee takes into consideration the level of responsibility and experience of each executive officer and the knowledge and skill required. Executive performance is evaluated and any base salary adjustment is based on an evaluation of the individual’s performance and contribution. Each year, the chief executive officer makes recommendations with respect to salary adjustments for all executive officers, which recommendations are reviewed, modified where appropriate and approved or rejected by the Compensation Committee. During the 2006 Fiscal Year, the Compensation Committee approved annual base salaries for each of Messrs. Kerrigan, Blatt, Doyle, Stanky and Norniella of $500,000, $375,000, $340,000, $250,000 and $200,000, respectively.

Bonuses

In addition to base salaries, the Compensation Committee grants annual bonuses to executive officers in recognition of their efforts to position us to achieve future growth. After reviewing individual performances, the chief executive officer makes recommendations with respect to bonuses and other incentive awards, which recommendations are reviewed and, to the extent determined appropriate, approved by the Compensation Committee. During the 2006 Fiscal Year, the Compensation Committee granted annual performance bonuses (which took into consideration the Company’s financial performance with regard to revenues and cash flow, along with the successful completion of the Company’s various capital market transactions during such fiscal year) to each of Messrs. Kerrigan, Blatt, Doyle, Stanky and Norniella of $500,000, $187,500, $170,000, $75,000 and $72,975, respectively.

Long-Term Incentive Compensation

In connection with the Company’s initial public offering, the Board of Directors adopted a long-term incentive plan and a unit incentive sub-plan (together, the “LTIP”), to (i) attract and retain qualified individuals, (ii) motivate participants to achieve long range goals, (iii) provide compensation opportunities competitive with other similar companies and (iv) further align the interests of LTIP participants and Company securityholders. The LTIP is administered by the Compensation Committee. The Compensation Committee selects the individuals to receive awards from among the eligible participants, and determines the form of those awards, the number of shares of stock or IDSs or dollar targets of the awards and all of the applicable terms and conditions of the awards. The Compensation Committee will approve and certify the level of attainment of any performance targets established in connection with awards under the plan as may be required under Section 162(m) of the Internal Revenue Code, as amended (the “Code”).

During the 2006 Fiscal Year, the Compensation Committee awarded restricted shares of Class A Common Stock to certain executive officers pursuant to the LTIP, which were granted on February 15, 2006. Messrs. Kerrigan, Blatt, Doyle, Stanky and Norniella received 19,444 shares, 8,333 shares, 11,111 shares, 6,667 shares, and 5,556 shares, respectively, pursuant to such awards. Such shares vested 20% on the date of grant and the balance at 20% per year over a consecutive four-year period. Such shares also vest upon the change of control of the Company or upon the death or disability of the award recipient, and contain all of the rights and are subject to all of the restrictions of Class A Common Stock prior to becoming fully vested, including voting and dividend rights.

Other Compensation and Benefits

Pursuant to the terms of the 401(k) savings plan of Coinmach Corporation (“Coinmach”), the Company’s wholly-owned operating subsidiary, Coinmach made matching contributions during the 2006 Fiscal Year to Messrs. Kerrigan, Blatt, Doyle, Stanky and Norniella of $3,587, $3,478, $2,465, $2,299 and $2,276, respectively. During the 2006 Fiscal Year, the Company forgave outstanding indebtedness in an amount of $56,550 owed by Mr. Blatt. In addition, outstanding indebtedness in an amount of $50,000 owed by Mr. Kerrigan was forgiven pursuant to the terms of such indebtedness.

Chief Executive Officer Compensation

With respect to the determination of total compensation of the chief executive officer, significant factors taken into account by the Compensation Committee include individual performance and contribution to the Company, effectiveness of leadership, and significant strategic accomplishments and achievement of annual business goals.

In determining the terms of Mr. Kerrigan’s employment for the 2006 Fiscal Year, including his compensation thereunder, the Compensation Committee was mindful of the importance of Mr. Kerrigan’s leadership and contributions to the Company, including (i) growth in consolidated revenue, EBITDA and cash balance, (ii) the successful implementation of the Company’s national call center, service and dispatch system (iii) the increase in the market price for IDSs and Class A Common Stock and (iv) completion of the public offering of Class A Common Stock, the partial tender offer for the Company’s 11% senior secured notes and the refinancing of Coinmach’s senior secured credit facility.

From time to time, the Company enters into employment contracts or other compensation arrangements with executive officers. Currently, the Company has employment agreements with Messrs. Kerrigan and Doyle, and Coinmach Corporation has agreements with Messrs. Blatt, Stanky and Norniella. The terms of the agreements with such named executive officers are summarized in this Proxy Statement under the caption entitled “Employment Agreements.”

David A. Donnini, Chairman
James N. Chapman
John R. Scheessele
Woody M. McGee

Compensation of Directors

The Company’s independent directors, Messrs. Scheessele, McGee and Kelly, each receive an annual retainer payable quarterly in advance, committee chair retainers, if applicable, committee retainers, if applicable, and attendance fees for their service on the boards of directors and committees of the Company and its subsidiaries. The annual retainer payable to our independent directors is $35,000 per year, payable quarterly. The attendance fees are $2,000 per board meeting, plus $2,000 for each regularly scheduled committee meeting attended, payable quarterly. Mr. Scheessele, the chairperson of the Audit Committee, receives an annual committee chair retainer of $15,000, payable quarterly. Mr. McGee and Mr. Kelly, members of the Audit Committee, receive an annual retainer of $10,000, payable quarterly.

Mr. Chapman receives annual compensation in connection with general financial advisory and investment banking services provided to us. See “Certain Relationships and Related Transactions — Management and Consulting Services.” Additionally, in January 2006, the disinterested members of the Compensation Committee approved a one-time bonus of $125,000 to Mr. Chapman in recognition of his contributions to the refinancing of Coinmach’s senior secured credit facility.

The Compensation Committee recommended to the Board of Directors (which recommendation was approved) the award of restricted shares of Class A Common Stock to certain board members. On February 15, 2006, Messrs. Chapman, Scheessele, McGee and Kelly were awarded 11,111 shares, 1,667 shares, 1,667 shares and 1,667 shares, respectively, pursuant to such awards.

The awards to Messrs. Scheessele, McGee and Kelly, as independent directors, were fully vested on the date of grant. The award to Mr. Chapman vested 20% on the date of grant and the balance at 20% per year over a consecutive four-year period thereafter. The shares awarded to Mr. Chapman also vest upon the change of control of the Company or upon the death or disability of the award recipient, and contain all of the rights and are subject to all of the restrictions of Class A Common Stock prior to becoming fully vested, including voting and dividend rights.

Directors are reimbursed by the Company for travel and entertainment expenses incurred while attending board or committee meetings or while on Company business, including first class airfare between their home cities and the location of the meeting, business meals while on Company business, ground transportation and miscellaneous expenses such as tips and mileage. Hotel charges are billed directly to the Company for directors attending board or committee meetings.

Director Nominations

The Nominating Committee will consider qualifications of nominees recommended by the Company’s stockholders. Written notice submitted by stockholders recommending the nomination of a person to the Board of Directors should be delivered to the Company’s Corporate Secretary at our principal executive offices as follows: Corporate Secretary, Coinmach Service Corp., 303 Sunnyside Blvd., Suite 70, Plainview, New York 11803. If the notice contains the requisite information set forth in the following paragraph, such notice will be forwarded to the Nominating Committee. In order to be considered for inclusion in the proxy statement and form of proxy for the annual meeting of stockholders to be held in 2006, the stockholder’s notice must be delivered to the Corporate Secretary of the Company in accordance with the procedures and no later than the deadlines set forth in the Company’s Amended and Restated Bylaws and in the “Proposals of Stockholders for the 2007 Annual Meeting” section of this Proxy Statement beginning on page 3.

The notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election as a director, (A) the name, age, business address and residential address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of capital stock of the Company that are beneficially owned by such person, (D) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required by the Exchange Act and (E) the written consent of such person to be named in the proxy statement as a nominee and to serve as a director if elected and (ii) as to the stockholder giving the notice, (A) the name, and business address and residential address, as they appear on the Company’s stock transfer books, of such stockholder, (B) a representation that such stockholder is a stockholder of record and intends to appear in person or by proxy at such meeting to nominate the person or persons specified in the notice, (C) the class and number of shares of capital stock of the Company beneficially owned by such stockholder and (D) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder.

In assessing each potential candidate, the Nominating Committee will review the nominee’s financial literacy or financial sophistication (as contemplated by applicable rules and regulations), age, career and industry experience and expertise, relevant technical skills, strength of character, ability to work collegially and such other factors the Nominating Committee determines are pertinent in light of the needs of the Board of Directors and the size and diversity of the Board and its committees.

The Nominating Committee will conduct the appropriate and necessary inquiries with respect to the backgrounds and qualifications of all director nominees. The Nominating Committee will also review the independence of each candidate and other qualifications, as well as consider questions of possible conflicts of interest between director nominees and the Company. After the Nominating Committee has completed its review of a nominee’s qualifications and conducted the appropriate inquiries, it will make a determination whether to recommend the nominee for approval to the Board of Directors.

In addition to the recommendations of Company stockholders, the Nominating Committee may also consider candidates for nomination as a director recommended by current or former directors of the Company, existing management, or, in some cases, third party search firms engaged by the Company. The Nominating Committee has no obligation to recommend such candidates for nomination except as may be required by contractual obligation of the Company.

Stockholder Communications Policy

The Board of Directors maintains a process for stockholders and other interested parties to communicate with the Board and its committees. Stockholders may communicate with the Board by email, letter, or in certain circumstances, telephone, as more fully described at the investor relations section of the Company’s website at http://www.coinmachservicecorp.com. The Company will initially receive and process communications, and communications will be forwarded to the Board, to any committee or to individual directors as appropriate, depending on the facts and circumstances outlined in the communication.

Codes of Ethics

On November 19, 2004, in connection with the Company’s initial public offering, the Board of Directors adopted a Code of Business Conduct and Ethics. The Code of Business Conduct and Ethics applies to all employees, officers and directors of the Company and its subsidiaries. On such date, the Board of Directors also adopted a Supplemental Code of Ethics for the CEO and Senior Financial Officers. The full text of each such code is available at the investor relations section of the Company’s web site, http://www.coinmachservicecorp.com. As of the date of printing of this Proxy Statement, since their adoption no amendments to or waivers from either such code have been approved by the Board of Directors. The Company intends to disclose amendments to, or waivers from, each such code in accordance with the rules and regulations of the SEC and make such disclosures available on its web site.

PROPOSAL 1:  ELECTION OF DIRECTORS

Board of Directors

The Company’s Board of Directors currently consists of seven members, Stephen R. Kerrigan, James N. Chapman, David A. Donnini, William M. Kelly, Woody M. McGee, Bruce V. Rauner and John R. Scheessele. The Board of Directors (at the recommendation of the Nominating Committee) has nominated all members of the current Board for reelection, to serve until the next annual meeting and until their successors are elected and qualified. In the absence of instructions to the contrary, shares represented by proxy will be voted for the election of these nominees to the Board of Directors.

Each of the nominees has consented to serve as a director if elected and the Board of Directors has no reason to believe that any of the nominees will be unable to serve. However, if any nominee should for any reason be unavailable to serve, the Board of Directors may reduce the number of directors fixed by our bylaws, or the proxies may be voted by the proxyholders for the election of such other person as the Board of Directors may recommend in place of such nominee.

The Board of Directors has determined that each of Mr. Scheessele, a member of each of the Audit Committee (of which he is the chairperson), the Compensation Committee and the Nominating Committee, Mr. McGee, a member of each of the Audit Committee and the Compensation Committee, and Mr. Kelly, a member of the Audit Committee, is “independent” under the AMEX Listing Rules, the Sarbanes-Oxley Act of 2002 and Section 10(m)(3) of the Exchange Act, and has no material relationships with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company).

The election of a director requires the affirmative vote of a plurality of the shares of Common Stock entitled to vote and present in person or represented by proxy at the Annual Meeting and entitled to vote, provided that a quorum of at least a majority of the outstanding shares of Common Stock entitled to vote are represented at the Annual Meeting. Shares of Common Stock held by stockholders electing to abstain from voting and “broker non-votes” will be counted towards the presence of a quorum but will not be considered present and voting. Therefore, abstentions and “broker non-votes” will have no impact on the election of directors. Proxies submitted pursuant to this solicitation will be voted for the election of each of Messrs. Kerrigan, Chapman, Donnini, Kelly, McGee, Rauner and Scheessele as directors, unless specified otherwise.

Set forth below is certain information concerning the director nominees, including age and principal occupation during at least the last five years, based on data furnished by each nominee.

Director Nominees

Mr. Stephen R. Kerrigan.  Mr. Kerrigan, 52, has been a director, Chairman of the Board, President and Chief Executive Officer of the Company since March 2004. Mr. Kerrigan has been Chief Executive Officer of our subsidiaries Coinmach Corporation, a Delaware corporation (“Coinmach”) since November 1995 and Coinmach Laundry Corporation, a Delaware corporation (“CLC”) since May 1996 and has been Chief Executive Officer of Holdings since March 2003. Mr. Kerrigan was President and Treasurer of Solon

Automated Services, Inc. (“Solon”) and CLC from April 1995 until May 1996, and Chief Executive Officer of The Coinmach, a Delaware corporation and our predecessor (“TCC”) from January 1995 until November 1995. Mr. Kerrigan has been a director and Chairman of the CLC board of directors since April 1995, of the Coinmach board of directors since November 1995, Chairman of the board of managers of Holdings since November 2002 and a member of the board of managers of Holdings since March 2003. Mr. Kerrigan was a director of TCC from January 1995 to November 1995 and a director of Solon from April 1995 to November 1995. Mr. Kerrigan served as Vice President and Chief Financial Officer of TCC’s predecessor, Coinmach Industries Co., L.P. from 1987 to 1994.

Mr. James N. Chapman.  Mr. Chapman, 44, has been a director of the Company since March 2004. Mr. Chapman has been a director of Coinmach and a member of the board of managers of Holdings since March 2003 and a director of CLC since 1995. He previously was a director of Coinmach from November 1995 to November 1996 and a director of TCC from January 1995 to November 1995. Mr. Chapman is a non-executive Director of JetWorks Leasing, LLC, an aircraft management services company based in Greenwich, Connecticut which he joined in December 2004. Prior to JetWorks, Mr. Chapman was associated with Regiment Capital Advisors, LLC, a high-yield hedge fund based in Boston which he joined in January 2003. Prior to Regiment, Mr. Chapman acted as a capital markets and strategic planning consultant with private and public companies, as well as hedge funds (including Regiment), across a range of industries. From December 1996 to December 2001, Mr. Chapman worked for The Renco Group, Inc. Presently, Mr. Chapman serves as a member of the board of directors of SSA Global Technologies, Inc. as well as a number of private companies.

Mr. David A. Donnini.  Mr. Donnini, 40, has been a director of the Company since March 2004. Mr. Donnini has been a director of Coinmach and a member of the board of managers of Holdings since March 2003 and a director of CLC since July 1995. He previously was a director of Coinmach from November 1995 to November 1996 and a director of TCC from January 1995 to November 1995. Mr. Donnini has been a Principal of GTCR since 1993, where he is responsible for originating and making new investments, monitoring portfolio companies and recruiting and training associates. Mr. Donnini serves as a member of the board of directors of Prestige Brands, Syniverse Technologies, Inc., Triad Financial, and a number of private companies.

Mr. William M. Kelly.  Mr. Kelly, 56 has been a director of CSC, CLC and Coinmach Corp. since August 2005. Mr. Kelly is the President and Chief Operating Officer of Blue Tee Corp., an employee owned company involved in steel distribution, ferrous scrap and in the design and manufacture of equipment and replacement parts for the refining, earthmoving, waterwell, oilfield, concrete pumping and solid waste industries. From 1978 until promotion to his current position, Mr. Kelly served in various operating and financial capacities of the Blue Tee Corp, including Controller and Chief Financial Officer. From 1972 to 1978, Mr. Kelly was employed by Price Waterhouse & Co., New York, N.Y. Mr. Kelly is a Director of Blue Tee Corp., and serves on its retirement committees. Mr. Kelly is a CPA.

Mr. Woody M. McGee.  Mr. McGee, 54, has been a director of the Company, CLC and Coinmach since February 2005. Mr. McGee is the President and Chief Executive Officer of McGee and Associates, LLC, an independent consulting company providing financial, operational and crisis management services to various financial institutions relating to their holdings in private and public companies. Mr. McGee is also the President and Chief Operating Officer of Global Home Products. Mr. McGee became Chief Executive Officer and Chairman of the Board of Davel Communications Inc. on September 1, 2003 and resigned his position in November of 2004 after completing the restructuring of the company from a sales, administration and operations perspective. Davel Communications Inc. was acquired on November 15, 2004. From June 1999 to December 2000, Mr. McGee served as the Vice President and Chief Financial Officer of Telxon Corporation until such time as it was merged with Symbol Technologies, Inc. Prior to joining Telxon, Mr. McGee was employed as the Senior Vice President and General Manager of H K Systems (formerly known as Western Atlas, Inc.) from 1997. During 1996 and 1997, Mr. McGee held the positions of Vice President, Chief Financial Officer and Treasurer with Mosler, Inc. For a period of five years prior to joining Mosler, Mr. McGee held various positions with the material handlings systems division of Western Atlas, Inc. (formerly known as Litton Industries), including Controller, Chief Financial Officer, Vice President of Operations, Vice President of Sales, and President and Chief Operating Officer of a divisional subsidiary.

Mr. Bruce V. Rauner.  Mr. Rauner, 49, has been a director of the Company since March 2004. Mr. Rauner has been a director of Coinmach and a member of the board of managers of Holdings since March 2003 and a director of CLC since July 1995. He previously was a director of Coinmach from November 1995 to November 1996 and a director of TCC from January 1995 to November 1995. Mr. Rauner has been a Principal and General Partner with GTCR since 1984, where he is responsible for originating and making new investments, monitoring portfolio companies and recruiting and training associates. Mr. Rauner serves as a member of the board of directors of a number of private companies.

Mr. John R. Scheessele.  Mr. Scheessele, 58, has been a director of the Company, CLC and Coinmach since November 2004. Mr. Scheessele is a founding member of T C Graham Associates, LLC and has served as its Vice President, Secretary and Treasurer since June 2001. Prior to T C Graham Associates, LLC, Mr. Scheessele acted as a restructuring consultant for financial institutions relating to their investments in private and public companies. From May 1998 to January 1999, Mr. Scheessele was President and Chief Operating Officer of Acutus Gladwin, a private supplier of caster maintenance to the steel industry. From February 1997 to April 1998, Mr. Scheessele was Chairman, President and Chief Executive Officer of WHX and its wholly owned subsidiary, Wheeling Pittsburgh Steel Company. From January 1996 to February 1997, Mr. Scheessele was President and Chief Executive Officer of the SKD Group, a private manufacturer of automotive parts.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF MESSRS. KERRIGAN, CHAPMAN, DONNINI, KELLY, MCGEE, RAUNER AND SCHEESSELE AS DIRECTORS.

PROPOSAL 2:  RATIFICATION OF APPOINTMENT OF THE INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

Independent Public Accountants

Ernst & Young LLP, which has been the independent registered public accounting firm for the Company since the fiscal year ended March 29, 1996, has been appointed by the Audit Committee as the independent registered public accounting firm for the Company and its subsidiaries for the fiscal year ending March 31, 2007. This appointment is being presented to the stockholders for ratification. The ratification of the appointment of Ernst & Young LLP requires the affirmative vote of a majority of the total shares of Common Stock entitled to vote and present in person or represented by proxy and entitled to vote at the Annual Meeting, provided that a quorum of at least a majority of the outstanding shares are represented at the meeting. “Broker non-votes” will not be considered shares entitled to vote with respect to ratification of the appointment and will not be counted as votes for or against the ratification. Proxies submitted pursuant to this solicitation will be voted for the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2007, unless specified otherwise.

We expect that representatives of Ernst & Young LLP will attend the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Audit and Non-Audit Fees

The following table presents fees for professional services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements for the fiscal years ended March 31, 2006 and 2005, and fees billed for other services rendered by Ernst & Young LLP during those periods.

	Year Ended March 31,
	2006	2005

Audit Fees(1)	$1,035,000	$560,000
Audit Related Fees(2)	228,000	1,566,000
Tax Fees(3)	183,000	212,000
All Other Fees(4)	—	29,000

Total	$1,446,000	$2,367,000

(1)	Audit Fees. Annual audit fees relate to services rendered in connection with the audit of the Company’s consolidated financial statements, the audit of the Company’s internal control over financial reporting and the quarterly reviews of interim financial statements included in the Company’s quarterly reports.

(2)	Audit Related Fees. Audit related services include fees for SEC registration statement services, benefit plan audits, consultation on accounting standards or transactions, statutory audits and business acquisitions.

(3)	Tax Fees. Tax services include fees for tax compliance, tax advice, tax return preparation and tax planning.

(4)	All Other Fees. All other services include fees billed by Ernst & Young LLP for any services not included in the above-mentioned categories.

The Audit Committee considers whether the provision of the services described above are compatible with maintaining the auditor’s independence, and has determined such services for the fiscal years ended March 31, 2006 and 2005 were compatible.

We have been advised by Ernst & Young LLP that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in the Company or its subsidiaries.

The Audit Committee has established a policy regarding pre-approval of all audit and non-audit services provided by the independent registered public accounting firm. For audit services, the independent registered public accounting firm will submit an engagement letter to the Audit Committee for its approval outlining the scope of the audit services proposed to be performed during the fiscal year, along with an audit services fee proposal which must be approved by the Audit Committee. All fees were pre-approved by the Audit Committee.

For non-audit services, management will submit to the Audit Committee for approval the non-audit services that it recommends the independent registered public accounting firm to provide for the fiscal year. Management and the independent registered public accounting firm will each confirm to the Audit Committee that each non-audit service on the list is permissible under all applicable legal requirements. In addition to the list of planned non-audit services, a budget estimating non-audit service spending for the fiscal year will be provided. The Audit Committee will be informed routinely as to the non-audit services actually provided by the independent registered public accounting firm pursuant to this process.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 31, 2007.

OUR MANAGEMENT

Executive Officers

The executive officers of the Company, CLC, Coinmach and Holdings are listed below along with descriptions of all positions and offices held by such persons with the Company, CLC, Coinmach and Holdings and the periods during which they have served as such and other information. The term of office of each executive officer continues until the election of executive officers to be held at the next annual meeting of directors or until his successor has been duly elected or until his resignation or removal. There is no family relationship between any executive officer and any other executive officer or director of the Company, its subsidiaries, or Holdings, and none of the Company’s executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Board of Directors or the Compensation Committee.

See “Proposal 1: Election of Directors” for information regarding the business experience of Stephen R. Kerrigan.

Mr. Mitchell Blatt.  Mr. Blatt, 54, has been President and Chief Operating Officer of CLC since April 1996, of Coinmach since November 1995 and of Holdings since March 2003. Mr. Blatt was the President and Chief Operating Officer of TCC from January 1995 to November 1995. Mr. Blatt was a director of CLC and Coinmach from November 1995 to March 2003. Mr. Blatt joined TCC as Vice President — General Manager in 1982 and was Vice President and Chief Operating Officer from 1988 to 1994.

Mr. Robert M. Doyle.  Mr. Doyle, 49, has been the Company’s Chief Financial Officer, Senior Vice President, Treasurer and Secretary since December 2003. Mr. Doyle has been Chief Financial Officer, Senior Vice President, Treasurer and Secretary of CLC since April 1996, of Coinmach since November 1995 and of Holdings since November 2002. Mr. Doyle was a director of Coinmach from November 1995 to March 2003. Mr. Doyle served as Vice President, Treasurer and Secretary of TCC from January 1995 to November 1995. Mr. Doyle joined TCC’s predecessor in 1986 as Controller. In 1988, Mr. Doyle became Director of Accounting, and was promoted in 1989 to Vice President and Controller.

Mr. Ramon Norniella.  Mr. Norniella, 47, has been Vice President of Coinmach since 1998, becoming Senior Vice President in April 2000. Mr. Norniella has been President and Secretary of AWA since its incorporation in November 2002. Mr. Norniella was Vice President and General Manager of Macke Laundry Services, Inc.’s Florida region from 1986 through 1992 and its Texas region from 1995 through 1998. Mr. Norniella served as Vice President of Correspondent Banking for Banco del Pichincha from 1993 through 1995.

Mr. Michael E. Stanky.  Mr. Stanky, 54, has been Senior Vice President of CLC since April 1996, of Coinmach since November 1995 and of Holdings since November 2002. Mr. Stanky was a Senior Vice President of Solon from July 1995 to November 1995. Mr. Stanky served Solon in various capacities since 1976, and in 1985 was promoted to Area Vice President responsible for Solon’s South-Central region. Mr. Stanky served as a Co-Chief Executive Officer of Solon from November 1994 to April 1995.

Executive Compensation

The following table sets forth all compensation awarded to, earned by or paid to the Chief Executive Officer and the next four most highly compensated executive officers of the Company and its subsidiaries (collectively, the “Named Executive Officers”) who had annual compensation in excess of $100,000 for all services rendered in all capacities for the 2006 Fiscal Year and the fiscal years ended March 31, 2005 and 2004. Unless otherwise indicated, the Named Executive Officers hold the positions set forth under their names for the Company, CLC and Coinmach. The amounts in the table below represent the aggregate compensation received by the Named Executive Officers for all services provided as an officer to the Company, Holdings, CLC, Coinmach and/or AWA, as the case may be, for the periods indicated.

	Annual Compensation					Long Term Compensation
				Other		Restricted		Securities
				Annual		Stock		Underlying		Other Annual
Name and	Fiscal	Salary	Bonus	Compensation		Award(s)		Options/SARs	LTIP	Compensation
Principal Position	Year	($)	($)	($)		($)		(#)	Payouts ($)	(21) ($)

Stephen R. Kerrigan	2006	458,654	500,000	82,099	(1)	175,190	(16)	—	—	3,587
Chairman of the Board and	2005	446,250	448,024	163,298	(2)	—		—	—	2,157
Chief Executive Officer;	2004	446,250	223,500	171,610	(3)	—		—	—	2,243
President (CSC)
Mitchell Blatt	2006	357,887	187,500	98,488	(4)	75,080	(17)	—	—	3,478
President and Chief	2005	352,753	177,621	236,555	(5)	—		—	—	2,157
Operating Officer	2004	352,753	88,000	65,893	(6)	—		—	—	2,243
(CLC & Coinmach)
Robert M. Doyle	2006	334,231	170,000	8,445	(7)	100,110	(18)	—	—	2,465
Chief Financial Officer,	2005	274,808	169,256	66,221	(8)	—		—	—	2,220
Senior Vice President,	2004	257,500	75,000	36,856	(9)	—		—	—	2,258
Secretary and Treasurer
Ramon Norniella	2006	160,000	72,975	1,313	(10)	50,060	(19)	—	—	2,276
President and Secretary	2005	156,923	65,000	16,000	(11)	—		—	—	2,016
(AWA); Senior Vice President	2004	150,000	26,500	9,472	(12)	—		—	—	2,243
(Coinmach)
Michael E. Stanky	2006	217,698	75,000	2,595	(13)	60,070	(20)	—	—	2,299
Senior Vice President	2005	202,800	85,500	33,199	(14)	—		—	—	2,559
(CLC and Coinmach)	2004	202,800	21,600	28,368	(15)	—		—	—	2,243

(1)	Includes $50,000 in forgiven indebtedness of Mr. Kerrigan and MCS Capital, Inc., an entity controlled by Mr. Kerrigan (“MCS”); $7,500 in interest, calculated at a rate of 7.5% per annum on a loan made by Coinmach to Mr. Kerrigan; $3,672 in automobile allowances; $18,924 in club membership fees; $2,003 in life insurance premiums paid by Coinmach on behalf of Mr. Kerrigan. In addition, Mr. Kerrigan received $304,469 relating to dividends paid on the Holdings Class C preferred units owned by him.

(2)	Includes $70,427 in forgiven indebtedness of Mr. Kerrigan and MCS, an entity controlled by Mr. Kerrigan; $11,250 in interest, calculated at a rate of 7.5% per annum on a loan made by Coinmach to Mr. Kerrigan; $27,486 in interest calculated at a rate of 7% per annum on a loan made in connection with the purchase of common stock of CLC relating to a going-private transaction in July 2000 pursuant to which CLC was delisted from the NASDAQ Stock Market (the “Going Private Transaction”); $2,448 in automobile allowances; $15,058 in club membership fees; $1,774 in life insurance premiums paid by Coinmach on behalf of Mr. Kerrigan; $15,955 in forgiven indebtedness relating to additional units of Holdings issued in July 2004 and $18,900 relating to the taxable event of the distribution of shares of AWA to Holdings. In connection with the Company’s initial public offering and a series of corporate reorganizations and related transactions (collectively, the “IDS Transactions”), Mr. Kerrigan received $691,538 relating to the redemption of CLC Class B preferred stock.

(3)	Includes $115,907 in forgiven indebtedness of Mr. Kerrigan and MCS, an entity controlled by Mr. Kerrigan; $6,057 in interest, calculated at a rate of 7.5% per annum on a loan made by Coinmach to Mr. Kerrigan; $28,916 in interest calculated at a rate of 7% per annum on a loan made in connection with the purchase of common stock of CLC relating to the Going Private Transaction; $3,688 in automobile allowances; $15,268 in club membership fees; and $1,774 in life insurance premiums paid by Coinmach on behalf of Mr. Kerrigan.

(4)	Includes $56,550 in forgiven indebtedness; $13,572 in interest, calculated at a rate of 8% per annum on a loan issued by Coinmach to Mr. Blatt; $3,771 in automobile allowances; $22,153 in club membership fees; $2,442 in life insurance premiums paid by Coinmach on behalf of Mr. Blatt. In addition, Mr. Blatt received $363,104 relating to dividends paid on the Holdings Class C preferred units owned by him.

(5)	Includes $127,130 in forgiven indebtedness; $40,716 in interest, calculated at a rate of 8% per annum on a loan issued by Coinmach to Mr. Blatt; $16,696 in interest calculated at a rate of 7% per annum on a loan made in connection with the purchase of common stock of CLC relating to the Going Private Transaction; $2,031 in automobile allowances; $15,690 in club membership fees; $2,488 in life insurance premiums paid by Coinmach on behalf of Mr. Blatt; $16,109 in forgiven indebtedness relating to additional units of Holdings issued in July 2004 and $15,695 relating to the taxable event of the distribution of shares of AWA to Holdings. In connection with the IDS Transactions, Mr. Blatt received $504,089 relating to the redemption of CLC Class B preferred stock.

(6)	Includes $28,749 in forgiven indebtedness; $17,678 in interest calculated at a rate of 7% per annum on a loan made in connection with the purchase of common stock of CLC relating to the Going Private Transaction; $2,938 in automobile allowances; $14,040 in club membership fees; and $2,488 in life insurance premiums paid by Coinmach on behalf of Mr. Blatt.

(7)	Includes $1,477 in life insurance premiums paid by Coinmach on behalf of Mr. Doyle; $6,968 in automobile allowances. In addition, Mr. Doyle received $54,560 relating to dividends paid on the Holdings Class C preferred units owned by him.

(8)	Includes $10,433 in forgiven indebtedness; $12,416 in interest expense calculated at a rate of 7% per annum on a loan made in connection with the purchase of common stock of CLC relating to the Going Private Transaction; $5,676 in automobile allowances; $1,450 in life insurance premiums paid by Coinmach on behalf of Mr. Doyle; $29,659 in forgiven indebtedness relating to additional units of Holdings issued in July 2004 and $6,587 relating to the taxable event of the distribution of shares of AWA to Holdings. In connection with the IDS Transactions, Mr. Doyle received $340,612 relating to the redemption of CLC Class B preferred stock.

(9)	Includes $17,164 in forgiven indebtedness; $13,146 in interest expense calculated at a rate of 7% per annum on a loan made in connection with the purchase of common stock of CLC relating to the Going Private Transaction; $5,096 in automobile allowances; and $1,450 in life insurance premiums paid by Coinmach on behalf of Mr. Doyle.

(10)	Includes $1,313 in automobile allowances. In addition, Mr. Norniella received $5,704 relating to dividends paid on the Holdings Class C preferred units owned by him.

(11)	Includes $3,960 in forgiven indebtedness; $4,712 in interest expense calculated at a rate of 7% per annum on a loan made in connection with the purchase of common stock and preferred stock of CLC relating to the Going Private Transaction; $875 in automobile allowances; $6,183 in forgiven indebtedness relating to additional units of Holdings issued in July 2004 and $270 relating to the taxable event of the distribution of shares of AWA to Holdings. In connection with the IDS Transactions, Mr. Norniella received $3,237 relating to the redemption of CLC Class B preferred stock.

(12)	Includes $3,960 in forgiven indebtedness; $4,990 in interest expense calculated at a rate of 7% per annum on a loan made in connection with the purchase of common stock and preferred stock of CLC relating to the Going Private Transaction; and $522 in automobile allowances.

(13)	Includes $810 in automobile allowances and $1,785 in life insurance premiums paid by Coinmach on behalf of Mr. Stanky. In addition, Mr. Stanky received $28,923 relating to dividends paid on the Holdings Class C preferred units owned by him.

(14)	Includes $10,574 in forgiven indebtedness; $12,583 in interest expense calculated at a rate of 7% per annum on a loan made in connection with the purchase of common stock and preferred stock of CLC relating to the Going Private Transaction; $192 in automobile allowances; $1,803 in life insurance premiums paid by Coinmach on behalf of Mr. Stanky; $5,420 in forgiven indebtedness relating to additional unit of Holdings issued in July 2004 and $2,627 relating to the taxable event of the distribution of shares of AWA to Holdings. In connection with the IDS Transactions, Mr. Stanky received $119,454 relating to the redemption of CLC Class B preferred stock.

(15)	Includes $13,027 in forgiven indebtedness; $13,323 in interest expense calculated at a rate of 7% per annum on a loan made in connection with the purchase of common stock and preferred stock of CLC relating to the Going Private Transaction; $305 in automobile allowances; and $1,713 in life insurance premiums paid by Coinmach on behalf of Mr. Stanky.

(16)	Mr. Kerrigan received an award of 19,444 shares of restricted Class A Common Stock in February 2006 valued at $9.01 per share.

(17)	Mr. Blatt received an award of 8,333 shares of restricted Class A Common Stock in February 2006 with a value of $9.01 per share.

(18)	Mr. Doyle received an award of 11,111 shares of restricted Class A Common Stock in February 2006 with a value of $9.01 per share.

(19)	Mr. Norniella received an award of 5,556 shares of restricted Class A Common Stock in February 2006 with a value of $9.01 per share.

(20)	Mr. Stanky received an award of 6,667 shares of restricted Class A Common Stock in February 2006 with a value of $9.01 per share.

(21)	Represents matching contributions made by Coinmach to the 401(k) Plan (as defined herein).

Employment Agreements

The Company currently has employment agreements with each of its Named Executive Officers.

Employment Agreements of Stephen R. Kerrigan, Mitchell Blatt and Robert M. Doyle.  On March 6, 2003, Coinmach, Holdings and each of Stephen R. Kerrigan (and MCS), Mitchell Blatt and Robert M. Doyle (each of whom we refer to as a “senior manager”), entered into Senior Management Agreements (which we collectively refer to as the “senior management agreements”). The senior management agreements provide for the annual base salaries for each of Messrs. Kerrigan, Blatt and Doyle, respectively, to be reviewed annually by the Holdings board of managers. On January 4, 2006, the Compensation Committee unanimously approved increased base salaries for each of Messrs. Kerrigan, Blatt and Doyle of $500,000, $375,000 and $340,000, respectively. Such new salaries became effective on January 1, 2006. The Holdings board of managers, in its sole discretion, may grant each senior manager an annual bonus. In addition, in the event of certain qualified sales of equity securities or assets of Holdings, each senior manager will be entitled to a bonus equal to 2.0 times his annual base salary at the time of such sale, plus the amount of the bonus paid in the most recently completed fiscal year. Each senior manager’s employment is terminable at the will of such senior manager or at the discretion of the Holdings board of managers. Under certain circumstances, the senior managers are entitled to severance pay upon termination of their employment. If employment is terminated by the Holdings board of managers without Cause (as defined in the senior management agreements) or by a senior manager for Good Reason (as defined in the senior management agreements) and not by reason of such senior manager’s death or disability, and no Event of Default (as defined in the senior management agreements) has occurred under any bank credit facility or other facility to which Coinmach is a party, senior managers are entitled to receive severance pay in an amount equal to 2.0 times their respective annual base salaries then in effect, payable in 18 equal monthly installments. If employment is terminated as described above by the Holdings board of managers and an Event of Default has occurred and is continuing under any bank credit facility or other facility to which Coinmach is a party, senior managers are entitled to receive severance pay in an amount equal to their respective annual base salaries then in effect, payable in 12 equal monthly installments. For a period of one year after termination of his employment, a senior manager is subject to both non-competition and non-solicitation provisions. Senior managers are entitled to require Holdings to repurchase the units of Holdings owned by them upon the occurrence of certain events, including the termination of such senior manager without Cause (as defined in the applicable senior management agreement), the termination by the senior manager for Good Reason (as defined in the applicable senior management agreement), and certain qualified sales of the equity securities or assets of Holdings. In the event a senior manager violates the non-competition clause of his senior management agreement or is terminated for any reason, the units of Holdings owned by such senior manager will be subject to repurchase by Holdings and certain other members of Holdings. The units of Holdings owned by the senior managers are subject to customary co-sale rights and rights of first refusal.

In connection with the IDS Transactions, each of the employment agreements with Mr. Kerrigan and Mr. Doyle were amended and restated to incorporate their employment as Chairman of the Board, President, and Chief Executive Officer of the Company (in the case of Mr. Kerrigan) and as Chief Financial Officer, Senior Vice President, Secretary and Treasurer of the Company (in the case of Mr. Doyle) (in addition to the positions with Coinmach currently described therein). Furthermore, provisions of such employment agreements designating authority or discretion to the Holdings board of managers, including review of annual salaries, granting of an annual bonus, or ability to terminate such employees, were amended to transfer such authority or discretion to the Company’s Board of Directors. The Company was also included as an obligor with respect to certain payment obligations, including those relating to the repurchase of such employees’ equity interests, salary and bonus payments, and severance payments. Annual salaries and bonuses for such employees determined in accordance with such agreements represent compensation for employment services provided to both the Company and Coinmach. Annual salaries and bonuses for such employees determined in accordance with such agreements represent compensation for employment services provided to both the Company and Coinmach. The agreements generally provide that, if either employee is terminated by both the Company and Coinmach and either such termination would trigger a severance payment provision, then such employee would be entitled to one severance payment.

Employment Agreement of Ramon Norniella.  Coinmach entered into an employment agreement with Mr. Norniella, dated as of December 17, 2000, which has a term of one-year and is automatically renewable each year for successive one-year terms. Such agreement provides for his annual base salary to be reviewed annually by the Coinmach board of directors (which we refer to as the “Coinmach Board”). As of March 31, 2006, Mr. Norniella’s annual base salary was $160,000. The Coinmach Board may, in its discretion, grant Mr. Norniella a performance based annual bonus. The agreement is terminable at the will of Mr. Norniella or at the discretion of the Coinmach Board. Under the terms of such employment agreement, Mr. Norniella is entitled to receive severance pay upon termination of employment by Coinmach without Cause (as defined in such agreement) in an amount equal to his annual base salary then in effect. For a period of two years after termination of his employment, Mr. Norniella is subject to both non-competition and non-solicitation provisions.

Employment Agreement of Michael E. Stanky.  On July 1, 1995, Solon (as predecessor-in-interest to Coinmach) entered into an employment agreement with Mr. Stanky, which is reviewed annually by the Coinmach Board. As of March 31, 2006, Mr. Stanky’s annual base salary was $223,000. Mr. Stanky’s employment is terminable at his will or at the discretion of the Coinmach Board. The Chief Executive Officer of Coinmach, in his sole discretion, may grant Mr. Stanky an annual bonus. If employment is terminated by the Coinmach Board without Cause (as defined in such agreement) and (i) no Event of Default (as defined in such agreement) has occurred and is continuing, Mr. Stanky is entitled to receive severance pay in an amount equal to 1.5 times his annual base salary then in effect, or (ii) an Event of Default has occurred and is continuing, Mr. Stanky will be entitled to receive severance pay in an amount equal to 1.0 times his annual base salary then in effect, in each case payable in 12 equal monthly installments. If Mr. Stanky terminates his employment for Good Reason (as defined in such agreement), he will be entitled to an amount equal to one half of the severance pay described in the immediately preceding sentence, depending on whether an Event of Default has occurred and is continuing, payable over nine or six months, respectively. For a period of one year after termination of his employment, Mr. Stanky is subject to both non-competition and non-solicitation provisions.

CLC Equity Participation Purchase Program

Prior to the Going Private Transaction, certain of our employees acquired shares of common stock and preferred stock of CLC at fixed prices and on terms determined by the board of directors of CLC. The shares of common stock acquired were subject to vesting requirements, typically four years from the date of the acquisition. All of the shares of capital stock issued under the equity participation purchase program were contributed to Holdings in exchange for substantially equivalent equity interests in Holdings. As a result of prior issuances under the equity participation purchase program, as of March 31, 2006, 26,973,222 common units and 667 Class C preferred units of Holdings were outstanding.

401(k) Savings Plan

Coinmach offers a 401(k) savings plan to all current eligible employees who have completed three months of service. Pursuant to the 401(k) Plan, eligible employees may defer from 2% up to 25% of their salaries up to a maximum level imposed by applicable federal law ($14,000 in 2005 and $15,000 in 2006). The percentage of compensation contributed to the plan is deducted from each eligible employee’s salary and considered tax deferred savings under applicable federal income tax law. Pursuant to the 401(k) Plan, Coinmach contributes matching contribution amounts (subject to the Internal Revenue Code limitation on compensation taken into account for such purpose) of 25% contributed to the 401(k) Plan by the respective eligible employee up to the first 6% of the amount contributed by such employee. Eligible employees become vested with respect to matching contributions made by Coinmach pursuant to a vesting schedule based upon an eligible employee’s years of service. After two years of service, an eligible employee is 20% vested in all matching contributions made to the 401(k) Plan. Such employee becomes vested in equal increments thereafter through the sixth year of service, at which time such employee becomes 100% vested. Eligible participants are always 100% vested in their own contributions, including investment earnings on such amounts.

Coinmach made matching contributions during the 2006 Fiscal Year to Messrs. Kerrigan, Blatt, Doyle, Stanky and Norniella of $3,587, $3,478, $2,465, $2,299 and $2,276, respectively.

Equity-Based Incentive Plans

In connection with the IDS Transactions, the Company adopted the Coinmach Service Corp. 2004 Long-Term Incentive Plan, which we refer to as the “LTIP,” and the Coinmach Service Corp. 2004 Unit Incentive Sub-Plan, which we refer to as the “Sub-Plan.” To date, no award have been vested, accrued or granted under the LTIP or the Sub-Plan.

The purpose of the LTIP and the Sub-Plan is to (i) attract and retain qualified individuals, (ii) motivate participants, by means of appropriate incentives, to achieve long-range goals, (iii) provide incentive compensation opportunities that are competitive with those of other similar companies and (iv) further align participants’ interests with those of the Company’s other investors through compensation that is based on the Company’s corporate performance, thereby promoting the Company’s long-term financial interest, including the growth in value of the Company’s equity and enhancement of long-term investor return.

All employees and directors, as well as consultants and other persons providing services to the Company, are eligible to become participants in the LTIP and the Sub-Plan, except that nonemployees may not be granted incentive stock options. The specific individuals who initially will be granted awards under the LTIP and the Sub-Plan and the type and amount and conditions of any such awards will be determined by the Compensation Committee. Awards may be settled at the time of grant or vesting, or may be deferred as unit-based rights to be settled at a specified date in the future.

As of March 31, 2006, the Board of Directors had authorized up to 2,836,729 shares for issuance under the LTIP. The Class A Common Stock and IDSs are referred to in the LTIP interchangeably as “shares.” The maximum number of shares available for awards under the LTIP is 6,583,796 shares, equal to 15% of the aggregate number of outstanding shares of the Class A Common Stock and Class B Common Stock immediately following consummation of the IDS Transactions (such aggregate number being referred to as the “Aggregate Shares Outstanding”). The maximum number of shares that may be covered by awards granted to any one individual under the LTIP as an option or an SAR during any calendar year is 658,379, equal to 1.5% of the Aggregate Shares Outstanding. For awards that are intended to be “performance-based compensation” (as that term is used for purposes of Code section 162(m)), no more than 1.5% of the Aggregate Shares Outstanding may be subject to such awards granted to any one individual during any one calendar year. For cash incentive awards, that are intended to be “performance-based compensation,” no more than $100,000 may be payable with respect to such awards to any one individual for each month in the applicable performance period. Under the Sub-Plan, no more than $100,000 may be payable to any one individual for each month in the applicable performance period. The Sub-Plan is an unfunded plan.

The LTIP

Under the LTIP, the Compensation Committee may grant the following types of awards:

•	Option Awards: Options awarded may be either incentive stock options or nonqualified options. Options will expire no later than the tenth anniversary of the date of grant. The per share exercise price of incentive stock options may not be less than the fair market value of a share on the date of grant. The Compensation Committee may establish vesting or performance requirements which must be met prior to the exercise of the options. Options under the LTIP may be granted in tandem with SARs. The Compensation Committee shall have the discretion to grant options with dividend equivalent rights.

•	Stock Appreciation Rights: A stock appreciation right (which we refer to as an “SAR”) entitles the participant to receive the amount, in cash or shares, by which the fair market value of a specified number of shares on the exercise date exceeds an exercise price established by the Compensation Committee. The Compensation Committee may grant an SAR independent of any option grant and may grant an option and SAR in tandem with each other, and SARs and options granted in tandem may be granted on different dates but may have the same exercise price. An SAR shall be exercisable in accordance with the terms established by the Compensation Committee. The Compensation Committee, in its discretion, may impose such conditions, restrictions, and contingencies on shares acquired pursuant to the exercise of an SAR as the Compensation Committee determines to be desirable. In no event will an SAR expire more than ten years after the grant date.

•	Full Value Awards: A “full value award” is a grant of one or more shares or a right to receive one or more shares in the future, with such shares subject to one or more of the following, as determined by the Compensation Committee:

•	the grant may be in return for previously performed services, or in return for the participant surrendering other compensation that may be due;

•	the grant may be contingent on the achievement of performance or other objectives during a specified period; and

•	the grant may be subject to a risk of forfeiture or other restrictions that lapse upon the achievement of one or more goals relating to completion of service by the participant, or the achievement of performance or other objectives.

•	Performance-Based Awards: The Compensation Committee may also grant performance-based awards under the LTIP. A performance award is a grant of a right to receive shares or share units which is contingent on the achievement of performance or other objectives during a specified performance period. A performance award can be a grant of a right to receive a designated dollar value amount of shares, cash or combination thereof, which is contingent on the achievement of performance or other objectives during a specified period. Performance measures may be based on the performance of the Company as a whole or any of its business units, and may be expressed as relative to the comparable measures at comparison companies or a defined index. Partial achievement of the performance targets may result in a payment or vesting based upon the degree of achievement.

Unit Incentive Sub-Plan

Under the Sub-Plan, an incentive pool will be established if and to the extent that the amount by which the per IDS distributions, which includes both interest and dividend payments (the “Distributions per IDS”), exceed a minimum per IDS distributable threshold amount (determined without regard to distributions under the Sub-Plan) (the “Base Distributions per IDS”) for each performance period. The Compensation Committee will have the sole and absolute discretion to determine if and when any amounts are paid from the bonus pool and whether such payments are to be made in the form of IDSs and/or cash. Any amount allocated to the bonus pool for any performance period which is not paid out shall be carried over and added to the bonus pool for the following performance period. The Base Distributions per IDS target will be set by the Compensation Committee. The amount of the bonus pool will be based on a set range of percentages of the aggregate Distributions per IDS in excess of the aggregate Base Distributions per IDS depending on the level of such excess. Subject to applicable law, the Compensation Committee has the power to amend or terminate the Sub-Plan at any time. The plan shall expire, unless earlier terminated, on the tenth anniversary of its effective date.

During the 2006 Fiscal Year and pursuant to the LTIP, the Compensation Committee awarded restricted shares of Class A Common Stock to certain executive officers, and recommended to the Board of Directors (which recommendation was approved) the award of restricted shares of Class A Common Stock to certain board members. Such awards were granted on February 15, 2006. Messrs. Kerrigan, Blatt, Doyle, Stanky and Norniella received 19,444 shares, 8,333 shares, 11,111 shares, 6,667 shares and 5,556 shares, respectively, pursuant to such awards. Messrs. Chapman, Scheessele, McGee and Kelly, all members of the board of directors, were awarded 11,111 shares, 1,667 shares, 1,667 shares and 1,667 shares, respectively.

The shares granted to Messrs. Scheessele, McGee and Kelly, as independent directors, were fully vested on the date of grant. The shares granted to the executive officers and Mr. Chapman vested 20% on the date of grant and the balance at 20% per year over a consecutive four-year period. Such shares also vest upon the change of control of the Company or upon the death or disability of the award recipient, and contain all of the rights and are subject to all of the restrictions of Class A Common Stock prior to becoming fully vested, including voting and dividend rights.

PERFORMANCE GRAPHS

Set forth below are separate line graphs comparing the change in the cumulative total IDS holder return on our IDSs and the cumulative total Class A Common Stock holder return on our shares of Class A Common Stock not forming a part of IDSs, with the cumulative total return of the AMEX Composite Index and the Russell 2000 Index. The comparison for the IDSs is for the period from November 22, 2004, the last day prior to commencement of trading of our IDSs on the American Stock Exchange, to March 31, 2006 and assumes the investment of $100 on November 22, 2004 and the reinvestment of dividends and interest. Such graph is plotted as of the end of each fiscal quarter.

The comparison for the shares of Class A Common Stock not forming a part of IDSs is for the period from February 7, 2006, the past day prior to consummation of trading of our separately held shares of Class A Common Stock on the American Stock Exchange, to March 31, 2006 and assumes the investment of $100 on February 7, 2006 and the reinvestment of dividends. Such graph is plotted as of the end of each month.

The Company selected the Russell 2000 Index, which is comprised of issuers having a similar market capitalization with the Company, because it believes that there are no other lines of business or published industry indices or peer groups that provide a more meaningful comparison of the cumulative total return of its IDSs and separately held shares of Class A Common Stock.

The price performance of each of the IDSs and separately held shares of Class A Common Stock shown on the graphs below only reflect the change in the prices of IDSs and separately held shares of Class A Common Stock relative to the noted indices and is not intended to forecast or be indicative of future price performance.

	11/22/2004	12/31/2004	3/31/2005	6/30/2005	9/30/2005	12/31/2005	3/31/2006
IDSs	$100.00	$100.44	$97.54	$102.81	$109.32	$125.40	$134.12
AMEX Composite Index	100.00	104.90	106.75	112.95	127.02	128.64	141.58
Russell 2000 Index	100.00	104.83	98.96	102.92	107.45	108.32	123.11

	2/7/2006	2/28/2006	3/31/2006
Class A Common Stock	$100.00	$104.22	$106.74
AMEX Composite Index	100.00	101.46	106.33
Russell 2000 Index	100.00	101.88	106.69

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Coinmach Service Corp.

As of June 1, 2006, there were 29,113,641 shares of Class A Common Stock and 23,374,450 shares of Class B Common Stock issued and outstanding. The following table sets forth certain information, as of June 1, 2006, regarding the beneficial ownership of the Class A Common Stock and Class B Common Stock by: (i) each of the Company’s directors, (ii) each of the Named Executive Officers, (iii) all of the Company’s directors and the Named Executive Officers as a group and (iv) each beneficial owner of more than 5 percent of the Class A Common Stock or Class B Common Stock:

	Class A Common Stock			Class B Common Stock		% of Aggregate
Name(1)	# of Shares		% of Class	# of Shares	% of Class	Voting Power

Directors and Executive Officers
Coinmach Holdings, LLC	—		—	23,374,450	100%	61.6%
Stephen R. Kerrigan	19,444		*	—	—	—
Mitchell Blatt	8,333		*	—	—	—
Robert M. Doyle	15,111		*	—	—	—
Michael E. Stanky	12,292		*	—	—	—
Ramon Norniella	5,556		*	—	—	—
James N. Chapman	14,111		*	—	—	—
Bruce V. Rauner(2)	—		—	23,374,450	100%	61.6%
David A. Donnini(2)	—		—	23,374,450	100%	61.6%
John R. Scheessele	7,667		*	—	—	—
Woody M. McGee	1,667		*	—	—	—
William M. Kelly	1,667		*	—	—	—
All Officers and Directors as a group (11 persons)(2)(3)	84,848		—	23,374,450	100%	61.7%
Other Stockholders
GTCR-CLC, LLC(2)(4)	—		—	23,374,450	100%	61.6%
FMR Corp.(5)(6)	2,456,800	(7)	8.4%	—	—	3.2%
The Northwestern Mutual Life Insurance Company (8)(9)	1,450,000	(10)	5.0%	—	—	1.9%

*	Does not exceed 1 percent of the issued and outstanding shares.

(1)	All addresses for directors and executive officers are c/o Coinmach Laundry Corporation, 303 Sunnyside Blvd., Suite 70, Plainview, New York 11803.

(2)	All shares of Class B Common Stock shown are held by Holdings. GTCR-CLC, LLC, of which GTCR Fund VII, L.P. is the Managing Member, is a member of and effectively controls Holdings. Messrs. Rauner and Donnini are principals of GTCR Golder Rauner, L.L.C., the General Partner of GTCR Partners VII, L.P., which is the General Partner of GTCR Fund VII, L.P. Messrs. Rauner and Donnini disclaim beneficial ownership of such shares.

(3)	In calculating the common stock beneficially owned by the executive officers and directors as a group, the common stock beneficially owned by GTCR-CLC, LLC and included in the beneficial ownership amounts of each of Messrs. Donnini and Rauner are included only once.

(4)	Address is C/O GTCR Golden Rauner LLC, Sears Tower #6100, Chicago, Illinois 60606.

(5)	Beneficial ownership is based on information contained in a Schedule 13G filed by FMR Corp. with the SEC on February 14, 2006.

(6)	Address is 82 Devonshire Street, Boston, Massachusetts 02109.

(7)	Based on information contained in a Schedule 13G filed by FMR Corp. with the SEC on February 14, 2006, Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of the securities as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. Additionally, the ownership of one investment company, Fidelity Capital & Income Fund, amounted to 1,522,000 shares or 8.048% of the IDSs outstanding.

(8)	Beneficial ownership is based on information contained in a Schedule 13G filed by The Northwestern Mutual Life Insurance Company with the SEC on February 10, 2005.

(9)	Address is 720 East Wisconsin Avenue, Milwaukee, Wisconsin, 53202.

(10)	Based on information contained in a Schedule 13G filed by The Northwestern Mutual Life Insurance Company (“Northwestern Mutual”) with the SEC on February 10, 2005, 1,450,000 shares are beneficially owned, of which 1,400,000 shares are owned directly by Northwestern Mutual. Northwestern Mutual may be deemed to be the indirect beneficial owner of the balance of such shares. 50,000 shares are owned by The Northwestern Mutual Life Insurance Company Group Annuity Separate Account (“GASA”).

Holdings

The following table sets forth certain information, as of June 1, 2006, regarding beneficial ownership of the Holdings’ equity interests by: (i) each of the Company’s directors, (ii) each of the Named Executive Officers, (iii) all of the Company’s directors and the Named Executive Officers as a group and (iv) each beneficial owner of more than 5 percent of Holdings’ equity interests:

	Number of Units			Percent of Each Unit Class
		Class C			Class C
Name	Common Units	Preferred Units		Common Units	Preferred Units

Directors and Executive Officers
Stephen R. Kerrigan(2)	9,270,914	2,917.970		5.25%	2.18%
Mitchell Blatt	8,326,400	3,478.870		4.71%	2.60%
Robert M. Doyle	4,865,898	523.590		2.76%	*
Michael E. Stanky	2,458,122	283.610		1.39%	*
Ramon Norniella	700,000	60.640		*	*
James N. Chapman	1,456,436	105.690		*	*
Bruce V. Rauner(3)	116,133,474	104,730.680		65.76%	78.38%
David A. Donnini(3)	116,133,474	104,730.680		65.76%	78.38%
John R. Scheessele	—	—		—	—
Woody M. McGee	—	—		—	—
William M. Kelly	—	—		—	—
All Officers and Directors as a group (11 persons)(4)(5)	143,211,244	112,101.050		81.09%	83.89%
Other Stockholders
GTCR-CLC, LLC(3)(6)	116,133,474	104,730.680	(7)	65.76%	78.38%
Filbert Investment Pte Ltd(8)	15,384,615	13,405.660		8.71%	10.03%
TCW(8)(9)	7,692,311	6,702.840		4.36%	5.02%

*	Percentage of units beneficially owned does not exceed 1% of the outstanding units of such class.

(1)	All directors and stockholders’ addresses are c/o Coinmach Laundry Corporation, 303 Sunnyside Blvd., Suite 70, Plainview, New York 11803.

(2)	All common units and Class C preferred units are beneficially owned by MCS Capital, Inc., a corporation controlled by Mr. Kerrigan.

(3)	116,133,474 common units and 101,195.000 Class C preferred units are held by GTCR-CLC, LLC, of which GTCR Fund VII, L.P. is the managing member, and 3,535.680 Class C preferred units are held by GTCR Capital Partners, L.P., of which GTCR Golder Rauner, L.L.C. is the General Partner. Mr. Rauner and Mr. Donnini are principals of GTCR Golder Rauner, L.L.C., the General Partner of GTCR Partners VII, L.P., which is the General Partner of GTCR Fund VII, L.P. Messrs. Rauner and Donnini disclaim beneficial ownership of such units.

(4)	In calculating the common units beneficially owned by executive officers and directors as a group, 116,133,474 units beneficially owned by GTCR-CLC, LLC and included in the beneficial ownership amounts of each of Messrs. Rauner and Donnini are included only once.

(5)	In calculating the Class C preferred units beneficially owned by the executive officers and directors as a group, 101,195.000 Class C preferred units owned by GTCR-CLC, LLC and 3,535.680 Class C preferred units owned by GTCR Capital Partners, L.P. and included in the beneficial ownership amounts of each of Messrs. Rauner and Donnini are included only once.

(6)	Address is C/O GTCR Golden Rauner LLC, Sears Tower #6100, Chicago, Illinois 60606-6402.

(7)	Includes 3,535.680 Class C preferred units owned by GTCR Capital Partners, L.P., an affiliate of GTCR-CLC, LLC.

(8)	Address is c/o Coinmach Laundry Corporation, 303 Sunnyside Blvd., Suite 70, Plainview, New York 11803.

(9)	TCW affiliates currently own approximately 7,692,311 common units and 6,703 Class C preferred units as follows: (a) TCW Crescent Mezzanine Partners II, L.P. owns 4,953,193 common units and 4,316 Class C preferred units; (b) TCW Crescent Mezzanine Trust II owns 1,200,655 common units and 1,046 Class C preferred units; (c) TCW Leveraged Income Trust, L.P. owns 512,821 common units and 447 Class C preferred units; (d) TCW Leveraged Income Trust II, L.P. owns 512,821 common units and 447 Class C preferred units; and (e) TCW Leveraged Income Trust IV, L.P. owns 512,821 common units and 447 Class C preferred units. The managing owner of TCW/Crescent Mezzanine Partners II, L.P. and TCW/Crescent Mezzanine Trust II is TCW/ Crescent Mezzanine, L.L.C. The investment advisor for TCW/Crescent Mezzanine Partners II, L.P. and TCW/Crescent Mezzanine Trust II is TCW/Crescent Mezzanine, L.L.C. The general partner of TCW Leveraged Income Trust, L.P. is TCW Advisors (Bermuda), Ltd. The investment advisor for TCW Leveraged Income Trust, L.P. is TCW Investment Management Company. The general partners of TCW Leveraged Income Trust II, L.P. are TCW (LINC II), L.P. and TCW Advisers (Bermuda), Ltd. The investment advisor of TCW Leveraged Income Trust II, L.P. is TCW Investment Management Company. The general partner of TCW Leveraged Income Trust IV, L.P. is TCW (LINC IV), L.L.C. The investment advisor of TCW Leveraged Income Trust IV, L.P. is TCW Asset Management Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and any persons who own more than 10% of the outstanding Class A Common Stock to file with the SEC (and, if such security is listed on a national securities exchange, with such exchange), various reports as to ownership of such capital stock. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely upon a review of Forms 3 and 4 and amendments thereto filed with the SEC pursuant to Rule 16a-3(e) of the Exchange Act during the 2006 Fiscal Year and any Form 5 and amendments thereto filed with the SEC with respect to the 2006 Fiscal Year, the Company believes that all of its directors and executive officers and persons who own greater than 10% of the outstanding Class A Common Stock complied with their reporting requirements. Additionally, to the extent that they were required to do so, FMR Corp. did not file a Form 3.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Holdings Equity Investors and Management

In connection with the Company’s public offering of Class A Common Stock (the “Class A Offering”), which was completed in February 2006, the Company repurchased shares of Class B Common Stock from certain of our directors and executive officers. The repurchase price was $8.505 per share, and was repurchased in the following amounts: (i) 35,799 shares from MCS Capital, Inc. (for a total repurchase price of $304,469.44), (ii) 42,693 shares from Mr. Blatt (for a total repurchase price of $363,103.84), (iii) 6,415 shares from Mr. Doyle (for a total repurchase price of $54,559.59), (iv) 3,401 shares from Mr. Stanky (for a total repurchase price of $28,923.27), (v) 1,297 shares from Mr. Chapman (for a total repurchase price of $11,034.50) and (vi) 671 shares from Mr. Norniella (for a total repurchase price of $5,703.93).

In addition, the Company used proceeds from the Class A Offering to repurchase 2,199,413 shares of Class A Common Stock (equal to greater than 10% of the outstanding shares of Class A Common Stock prior to such offering) from an affiliate of GTCR-CLC, LLC, an entity which also holds the majority of the outstanding equity interests in Holdings. The repurchase price was $8.505 per share, for a total repurchase price of approximately $18.7 million.

Redemption of Class B Common Stock

Pursuant to our Certificate of Incorporation, holders of our Class B Common Stock have the right to sell such shares to us and we have the right to redeem such shares, all as described below.

Sales of Class B Common Stock by Class B Common Stockholders

Upon the filing of a registration statement (other than a registration statement on Form S-4 or Form S-8) in connection with any primary offering of IDSs, Class A Common Stock not sold in the form of an IDS, or any combination thereof, the Company will mail to the holders of Class B Common Stock notice of such filing and its intent to offer and sell such securities. Such notice will also notify holders of their option to require the Company to redeem all or a portion of the shares of Class B Common Stock held by such holder with the proceeds of such primary offering to the extent it is permitted under the indenture governing the 11% senior secured notes due 2024 of the Company (the “11% Note Indenture”). The holders of Class B Common Stock intending to so redeem must so notify the Company within 10 days of the date of such notice.

The maximum amount of shares of Class B Common Stock that may be so redeemed is equal to the aggregate gross proceeds from the IDSs and/or shares of Class A Common Stock not underlying IDSs that were offered and sold in the primary offering, minus aggregate underwriting discounts and commissions and fees and expenses with respect to the offering. In addition, redemption will be limited to an amount that will not result in a violation of the 11% Note Indenture. In the event holders of Class B Common Stock elect to redeem a number of shares of Class B Common Stock having an aggregate redemption price that is greater than such amount allowable, such redemption will be made on a pro rata basis among the holders of Class B Common Stock that elected to exercise such redemption rights.

Redemption of Class B Common Stock by the Company

Subject to certain limitations contained in the indenture governing outstanding 11% senior secured notes of the Company, we may, at our option, redeem all or part of the then outstanding Class B Common Stock, on a pro rata basis, upon not less than 10 nor more than 30 days’ notice. Subject to certain exceptions, we must make a public announcement of our intent to exercise such rights at least 45 days prior to such redemption.

Limitation on Redemption

The exercise by the holders of the Class B Common Stock of their sales rights and the exercise by us of the redemption rights described above are subject to certain tests and limitations. Under the

11% Note Indenture, we may not redeem any shares tendered in connection with any sales right or exercise any redemption rights if (1) any such redemption would result in a default under such indenture, (2) we do not have or will not have as a result of the redemption enough distributable cash flow after giving effect to the redemption, (3) as a result of such redemption, for the most recent fiscal quarter for which financial statements are then available, we would not have been permitted to pay certain specified quarterly dividend amounts on the Class A Common Stock, (4) we have incurred debt as a result of such redemption that exceeds certain EBITDA to consolidated fixed charges thresholds or (5) such redemption occurs prior to a specified merger event and, immediately after giving effect to the redemption, certain specified tests are not met.

Notwithstanding any right to redeem or require the redemption of shares of Class B Common Stock, the Certificate of Incorporation requires that shares of Class B Common Stock in an amount equal to at least 10% of the then outstanding shares of Class A Common Stock and Class B Common Stock must remain outstanding at all times during the two-year period following the date of the Company’s initial public offering.

The Intercompany Loan

As of June 1, 2006 there was approximately $183.6 million outstanding pursuant to an intercompany loan made by us to Coinmach (the “Intercompany Loan”), which loan is evidenced by an intercompany note. The Intercompany Loan is eliminated in consolidation. Interest under the Intercompany Loan accrues at an annual rate of 10.95% and is payable quarterly on March 1, June 1, September 1 and December 1 of each year and is due and payable in full on December 1, 2024. The Intercompany Loan is a senior unsecured obligation of Coinmach, ranks equally in right of payment with all existing and future senior indebtedness of Coinmach (including indebtedness under the outstanding 9% senior notes and senior secured credit facility of Coinmach) and ranks senior in right of payment to all existing and future subordinated indebtedness of Coinmach.

The Intercompany Note contains covenants that are substantially the same as those provided in Coinmach’s amended and restated credit facility. If Coinmach merged with or into the Company, the Intercompany Loan would be terminated and Coinmach, as a constituent corporation of the merged companies, would become responsible for the payment obligations relating to the Company’s 11% senior secured notes.

Certain Loans to Members of Management

Generally

As of June 1, 2006, Messrs. Kerrigan (directly and indirectly through MCS,), Blatt, Doyle, Stanky and Norniella each owed Coinmach, CLC and/or Holdings $467,625 (which includes $45,394 owed as a down payment in connection with the purchase of common stock of CLC), $337,587, $166,932, $169,181 and $63,360, respectively, plus interest accrued and unpaid interest thereon. Since the beginning of the 2006 Fiscal Year, the largest aggregate amount owed to Coinmach and/or CLC by Messrs. Kerrigan (directly and indirectly through MCS), Blatt, Doyle, Stanky and Norniella at any one time during such period was $517,625, $394,138, $166,932, $169,181 and $63,360, respectively, plus accrued and unpaid interest thereon.

Equity Purchase Loans

On December 17, 2000, each of MCS and Messrs. Doyle, Stanky and Norniella, and on September 6, 2001, Mr. Blatt, entered into promissory notes (which we collectively refer to as the “management promissory notes”) in favor of CLC in connection with the purchase of shares of common stock of CLC under Coinmach’s equity participation purchase program in original principal amounts of $408,547, $208,664, $211,476, $79,200 and $280,607, respectively. On March 6, 2003, each of MCS and Messrs. Blatt, Doyle, Stanky and Norniella entered into amended and restated promissory notes (which we refer to as the “amended management promissory notes”) with CLC and Holdings on identical terms as the management promissory notes in substitution and exchange for the management promissory notes. See the caption in this Proxy Statement entitled “Management Contribution Agreements.” The obligations under the amended management promissory notes are payable in installments over a period of ten years, accrue interest at a rate of 7% per annum, may be prepaid in whole or in part at any time and are secured by a pledge of certain membership units of Holdings held by each borrower thereunder. During the 2006 Fiscal Year, loan amounts outstanding under the amended management promissory notes were $417,625, $224,480, $166,932, $169,181 and $63,360, respectively, for each of MCS and Messrs. Blatt, Doyle, Stanky and Norniella pursuant to such loans.

Relocation and Other Loans

On May 5, 1999, Coinmach extended a loan to Mr. Blatt in a principal amount of $250,000, which loan was evidenced by a promissory note (which we refer to as the “Blatt original note”), providing, among other things, that the outstanding loan balance was payable on May 5, 2002, that interest accrue thereon at a rate of 8% per annum and that the obligations under such loan are secured by a pledge of certain common stock of CLC held by Mr. Blatt. On March 15, 2002, Coinmach and Mr. Blatt entered into a replacement promissory note (which we refer to as the “Blatt replacement note”), on identical terms as the Blatt original note in substitution and exchange for the Blatt original note, except that (i) the Blatt replacement note is in an original principal amount of $282,752, (ii) the outstanding loan balance under the Blatt replacement note is payable in equal annual installments of $56,550 commencing on March 15, 2003 and (iii) the obligations under the Blatt replacement note, pursuant to an amendment to the Blatt replacement note dated March 6, 2003, are secured by a pledge of certain preferred and common units of Holdings held by Mr. Blatt. If Mr. Blatt ceases to be employed by Coinmach as a result of (i) a change in control of Coinmach, (ii) the death or disability of Mr. Blatt while employed by Coinmach or (iii) a termination by Mr. Blatt for cause (each such event being referred to as a “termination event”), then all outstanding amounts due under the Blatt replacement note are required to be forgiven as of the date of such termination event. If Mr. Blatt’s employment is terminated upon the occurrence of any event that is not a termination event, then all outstanding amounts due under the Blatt replacement note will become due and payable within 30 business days following the termination of Mr. Blatt’s employment. During the 2006 Fiscal Year, the Company forgave $56,550 pursuant to such loan.

In connection with the establishment of a corporate office in Charlotte, North Carolina and the relocation of Mr. Kerrigan to such office in September 1996, Coinmach extended a loan in February 1997 to Mr. Kerrigan in the principal amount of $500,000 (which we refer to as the “Kerrigan relocation loan”). The Kerrigan relocation loan provides for the repayment of principal and interest in five equal annual installments commencing in July 1997 (each such payment date referred to as a “payment date”) and accrual of interest at a rate of 7.5% per annum. During the fiscal year ended March 31, 1998, the Coinmach board of directors determined to extend the Kerrigan relocation loan an additional five years providing for repayment of outstanding principal and interest in equal annual installments ending July 2006. The Kerrigan relocation loan provides that payments of principal and interest will be forgiven on each payment date provided that Mr. Kerrigan is employed by Coinmach on such payment date.

If Mr. Kerrigan ceases to be employed by Coinmach as a result of (i) a change in control of Coinmach, (ii) the death or disability of Mr. Kerrigan while employed by Coinmach or (iii) a termination by Mr. Kerrigan for cause (each such event being referred to as a “termination event”), then all outstanding amounts due under the Kerrigan Relocation Loan are required to be forgiven as of the date of such termination event. If Mr. Kerrigan’s employment is terminated upon the occurrence of any event that is not a termination event, then all outstanding amounts due under the Kerrigan relocation loan will become due and payable within 30 business days following the termination of Mr. Kerrigan’s employment. During the 2006 Fiscal Year, $50,000 of outstanding indebtedness was forgiven pursuant to the terms of such loan.

Securityholders Agreement

Holdings and the Company are parties to an Amended and Restated Securityholders Agreement dated November 24, 2004 (the “Securityholders Agreement”), with GTCR-CLC, Jefferies & Company, Inc., Messrs. Kerrigan (and MCS), Blatt, Doyle, Stanky and Chapman, and the investors named therein (collectively, the “Securityholders”). The Securityholders Agreement provides that GTCR-CLC shall have the ability to designate for election a majority of the Holdings board of managers for so long as GTCR owns in the aggregate at least 50% of the securities of Holdings held by GTCR-CLC. The Securityholders Agreement also provides for certain restrictions on issuances and transfers of any of Holdings’ units purchased or otherwise acquired by any Securityholder including, but not limited to, provisions providing (i) Securityholders with certain limited participation rights in certain proposed transfers; (ii) certain Securityholders with limited first refusal rights in connection with certain proposed transfers of Holdings’ units or shares of the Class B Common Stock; and (iii) that if Holdings authorizes the issuance or sale of any Common Units or any securities convertible, exchangeable or exercisable for Common Units, Holdings will first offer to sell to the Securityholders a specified percentage of the Common Units sold in such issuance. Under the Securityholders

Agreement, upon approval by the Holdings board of managers and holders of a majority of the Common Units of Holdings then outstanding of a sale of all or substantially all of Holdings’ assets or outstanding units (whether by merger, recapitalization, consolidation, reorganization, combination or otherwise), each Securityholder shall vote for such sale and waive any dissenters’ rights, appraisal rights or similar rights in connection therewith.

Management Contribution Agreements

On March 5, 2003, Holdings entered into separate management contribution agreements (which we collectively refer to as the “management contribution agreements”), with Messrs. Kerrigan (and MCS), Blatt, Doyle, Stanky and Chapman (whom we collectively refer to as the “management stockholders”). Pursuant to the management contribution agreements, the management stockholders agreed to contribute to Holdings all of the capital stock of CLC and all of the AWA common stock owned by each of them in exchange for substantially equivalent equity interests (in the form of Holdings common units and certain Holdings’ preferred units) in Holdings. Pursuant to such agreements, the management stockholders also assigned to Holdings their right to receive the dividend that CLC declared on March 5, 2003. The management contribution agreements with Mr. Chapman and Mr. Stanky further provide that the units of Holdings held by each of them are subject to customary rights of first refusal. In addition, the management contribution agreement with Mr. Stanky provides that if Mr. Stanky violates the noncompetition clause of his employment agreement or he is terminated for any reason, the units of Holdings owned by him will be subject to repurchase by Holdings and certain other members of Holdings.

Holdings Units Registration Rights Agreement

On March 6, 2003, Holdings entered into a registration agreement, with GTCR-CLC, LLC, Messrs. Kerrigan (and MCS), Blatt, Doyle, Stanky and Chapman, and the investors named therein (collectively, the “Registration Rights Holders”) whereby the Registration Rights Holders have rights with respect to the registration under the Securities Act of 1933, as amended, for resale to the public, of their Holdings units. The registration rights agreement provides, subject to limitations, that the Registration Rights Holders have both demand and piggyback registration rights. The registration rights agreement contains customary provisions regarding the priority among the Registration Rights Holders with respect to their Holdings units to be registered and provides for indemnification of the Registration Rights Holders by Holdings.

Management and Consulting Services

During the 2006 Fiscal Year, Coinmach paid Mr. Chapman, a member of each of the Company’s board of directors, the Coinmach board of directors, the Holdings board of managers and the CLC board of directors, for general financial advisory and investment banking services. Effective November 1, 2005, the Board of Directors approved an increase for such services from $15,000 per month (or $180,000 on an annual basis) to $17,500 per month (or $210,000 on an annual basis). In addition, the disinterested members of the Compensation Committee approved a one-time bonus of $125,000 to Mr. Chapman in recognition of his contributions to the completion of Coinmach’s amended and restated credit facility.

By Order of the Board of Directors

Robert M. Doyle, Corporate Secretary

Plainview, New York
July 3, 2006

ANNEX A

COINMACH SERVICE CORP.

AUDIT COMMITTEE CHARTER

I.	Purpose

The purpose of the Audit Committee of the Board of Directors of Coinmach Service Corp., a Delaware corporation, (the “Company”) is to assist the Board of Directors of the Company (the “Board”) in fulfilling its oversight responsibilities by reviewing and overseeing:

(i) the preparation, quality and integrity of the Company’s financial statements and other financial information;

(ii) the Company’s system of internal controls, accounting and financial reporting processes and legal and regulatory compliance;

(iii) the qualifications, independence and performance of the independent auditors; and

(iv) the performance of the Company’s internal audit function.

In discharging its oversight role, the Audit Committee is empowered to investigate any matter within the Audit Committee’s scope of responsibilities with full access to all books, records, facilities and personnel of the Company.

To the extent it deems appropriate, the Audit Committee has the authority to engage, retain and determine funding for independent legal, accounting or other consultants or advisors as the Audit Committee determines necessary to carry out its duties.

II.	Composition

The Audit Committee shall be appointed by the Board. The Audit Committee shall be comprised of at least three directors, and may be comprised of more than three directors if so determined by the Board. All members of the Audit Committee shall meet the independence and experience requirements of the American Stock Exchange (“AMEX”), the Sarbanes-Oxley Act of 2002, Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission (the “Commission”). Determinations as to the independence, financial literacy, financial expertise or sophistication and other qualifications of each member of the Audit Committee will be made by the Board.

To be considered independent, an Audit Committee member must be free from any relationship with management or the Company that would interfere with the exercise of his or her independent judgment as a member of the Audit Committee. All members of the Audit Committee must be financially literate, which would include the ability to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement. At least one member of the Audit Committee must also be an “audit committee financial expert” as defined by the Commission or be financially sophisticated as required by the AMEX rules and regulations.

Unless a Chairman is appointed by the Board, the members of the Audit Committee may designate a Chairman by a majority vote of the members of the Audit Committee.

No member of the Audit Committee may serve on the audit committee of more than three (3) public companies (including the Audit Committee of the Company) at the same time. For this purpose, service on the audit committees of a parent and its substantially owned subsidiaries counts as service on a single audit committee.

III.	Meetings

The Audit Committee shall meet as often as is necessary to discharge its duties, but in no case less then quarterly. Meetings of the Audit Committee may be held telephonically. A majority of the members of the entire Audit Committee shall constitute a quorum. The Audit Committee shall act on the affirmative vote of a majority of the members of the entire Audit Committee. Without a meeting, the Audit Committee may act by unanimous written consent of all members.

In order to maintain a line of communication between the Board, management, the Company’s internal auditors and the independent auditors, the Audit Committee shall meet at least quarterly with management and with the independent auditors.

The Audit Committee may invite to its meetings any director, member of management or such other person as it deems appropriate in order to carry out its responsibilities.

IV.	Responsibilities and Duties

A.	Financial Statements and Disclosure; Financial Reporting Process

1. Review and discuss with management and the independent auditors (i) the Company’s annual audited financial statements and quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to filing with the Commission, (ii) any certification, report, opinion or review rendered by the independent auditors, prior to filing of any such items with the Commission, and (iii) any public earnings announcements or financial information and earnings guidance, prior to their disclosure. The Audit Committee may be represented by the Chairman or a subcommittee to review earnings announcements and earnings guidance.

2. Discuss with management and review: (a) all critical accounting estimates and judgments, including how accounting principles or policies were chosen among alternatives, the methodology of applying them and the assumptions made, and the impact of changes in those principles or policies, both qualitatively and quantitatively and (b) any material off-balance sheet transactions, arrangements, obligations (including contingent obligations) and other relationships of the Company that may have a material current or future effect on the Company’s financial condition, results of operations, liquidity or capital resources, and (c) all material related-party transactions.

3. Evaluate and discuss with the independent auditors their judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting, the clarity of the Company’s financial disclosures, the degree of aggressiveness or conservatism of the Company’s accounting principles and the underlying estimates, and significant decisions made by management in preparing the financial disclosure.

4. Review and discuss with the independent auditors the results of their audit, including the matters required to be discussed by Statement of Auditing Standards No. 61 relating to the conduct of the audit, such as any difficulties encountered during the course of the audit, any restrictions on the scope of the activities or access to information and any significant disagreements with management.

5. Determine whether to recommend to the Board that the Company’s annual financial statements be included in its Annual Report on Form 10-K.

6. Review and discuss with the independent auditors and management the integrity of the Company’s financial reporting processes and controls, both internal and external, to ensure the reliability of financial reporting and compliance with applicable codes of conduct, laws and regulations.

7. Review and discuss with the independent auditors, and review any reports from independent auditors with respect to: (a) all critical accounting policies and practices to be used, (b) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management and (c) the effect or potential effect of significant new accounting practices and principles, if any, applicable to the Company.

8. Consider and approve, or make recommendations to the Board of Directors to approve, if appropriate, changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditors or management.

9. Resolve disagreements, if any, between management and the independent auditor regarding financial reporting.

B.	Internal Controls; Legal and Regulatory Compliance

10. Review the adequacy of the Company’s internal controls, including information system controls and security, and review with management and the independent auditors the Company’s annual assessment of its internal controls. Meet periodically with management to review and assess the Company’s major financial risk exposures and the manner in which such risks are being monitored and controlled.

11. Establish regular and separate systems of reporting to the Audit Committee by each of the Company’s management and the independent auditors regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to the appropriateness of such judgments.

12. Review and investigate any related party transactions and other matters pertaining to the integrity of management, including potential conflicts of interest, or adherence to standards of business conduct as required by the policies of the Company.

13. Review with the Company’s counsel (i) any legal or regulatory matter that could have a significant impact on the Company’s financial statements or financial condition and (ii) corporate compliance policies or codes of conduct.

14. Establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (b) the confidential, anonymous submissions by employees of the Company of concerns regarding questionable accounting or auditing matters.

C.	Internal Audits

15. Review with management, the independent auditors and the internal auditors the performance of the Company’s internal audit function, including the objectivity and authority of its reporting obligations, the proposed audit plans for the coming year, and the results of internal audits and discuss related significant internal control matters with them.

16. Review periodically the adequacy of the Company’s accounting, financial and auditing personnel resources to support the Company’s internal controls and procedures, including budgeting and staffing and, if appropriate, recommend changes.

17. Review significant reports to management prepared by the internal auditors and management’s responses to such reports.

D.	Independent Auditor

18. Appoint, oversee, evaluate and, where appropriate, replace the independent auditors (or nominate the independent auditors to be proposed for stockholder approval in the Company’s annual proxy statement). Approve all audit and non-audit services prior to the appointment or engagement or the independent auditor to provide such services to the Company, (any member of the Audit Committee may grant any required approvals, subject to reporting such approvals to the Audit Committee at its next scheduled meeting). Approval of any permitted non-audit work must be disclosed to the Company’s stockholders. The independent auditors will report directly to and are accountable to the Audit Committee.

19. Evaluate the qualifications and performance of the independent auditors, including considering whether the independent auditors’ internal controls are adequate. Obtain and review a report from the independent auditors at least annually, which report shall be consistent with Independence Standards Board Standard 1 (as may be amended or supplemented), regarding: (a) the independent auditor’s internal quality control procedures, (b) any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more audits performed by the firm, (c) steps taken to deal with any issues, and (d) all relationships between the independent auditor and the Company.

20. Take appropriate action to oversee the independence of the outside auditor, including the evaluation and discussion with the independent auditor of any relationships or proposed or completed services (including the provision of any non-audit services), that may impact the objectivity and independence of the auditor.

21. Review with the independent auditors the plan and scope of their audit and its results when completed. Periodically discuss with the independent auditors progress during the year in accomplishing the plan.

22. Report all conclusions with respect to the independent auditor’s performance or independence to the Board of Directors and recommend the Board of Directors take any actions that the Audit Committee deems appropriate.

23. Approve the fees and other compensation to be paid to the independent auditors.

24. Assure regular rotation of members of the audit engagement team as may be required by law.

E.	Annual Reports and Evaluation; Charter Review

25. Review annually and self-evaluate the performance of the Audit Committee, including a review of the Audit Committee’s compliance with this Charter. The Audit Committee shall conduct such evaluation and review in such manner as it deems appropriate and report the results of the evaluation to the Board.

26. Prepare and provide the report required to be included in the Company’s annual proxy statement pursuant to the rules and regulations of the Commission, as well as any other reports required to be provided by the Audit Committee by AMEX or the rules and regulations of the Commission.

27. Review and assess annually, the adequacy of this Charter and make recommendations to the Board, as conditions dictate, to amend this Charter.

F.	Other Duties

28. Recommend annually, or more frequently where necessary, the appropriate funding of the Audit Committee.

29. Perform any other activities consistent with this Charter, the Company’s By-Laws and applicable law, as the Audit Committee or the Board deems appropriate.

CLASS A COMMON STOCK PROXY CARD

COINMACH SERVICE CORP.
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
JULY 27, 2006
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned holder of Class A Common Stock of Coinmach Service Corp., a Delaware corporation (the “Company”), does hereby constitute and appoint Robert M. Doyle and Raymond Loser, and each of them, with full power to act alone and to designate substitutes, the true and lawful proxies of the undersigned for and in the name and stead of the undersigned, to vote all shares of Class A Common Stock of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at the Holiday Inn, 215 Sunnyside Boulevard, Plainview, NY on July 27, 2006 at 10:00 a.m., local time, and at any and all adjournments and postponements thereof (the “Annual Meeting”), on all matters that may come before such Annual Meeting. Said proxies are instructed to vote on the following matters in the manner herein specified. The Board of Directors of the Company recommends a vote “FOR” each of the nominees for director in Proposal No. 1 and a vote “FOR” ratification of Ernst & Young LLP as independent auditors on Proposal No. 2.
IF THIS PROXY IS PROPERLY EXECUTED, THE SHARES OF CLASS A COMMON STOCK COVERED HEREBY WILL BE VOTED AS SPECIFIED HEREIN. IF NO SPECIFICATION IS MADE, SUCH SHARES WILL BE VOTED “FOR” EACH OF THE NOMINEES IN PROPOSAL NO. 1. AND “FOR” ERNST & YOUNG LLP IN PROPOSAL NO. 2. AND AS THE PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

(CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)	COINMACH
P.O. BOX 11325
NEW YORK, N.Y. 10203-0325

Comments:

COINMACH SERVICE CORP.

☐	▼ DETACH PROXY CARD HERE ▼

Please Sign, Date and Return
the Proxy Card Promptly	☒
Using the Enclosed Envelope.	Votes must be indicated
(x) in Black or Blue ink.
1. Election of Directors (Proposal No. 1):

VOTE	☐	WITHHOLD	☐	VOTE FOR	☐
FOR ALL		FOR ALL		ALL EXCEPT*

Nominees:	Stephen R. Kerrigan, James N. Chapman, David A. Donnini, Woody M. McGee, Bruce V. Rauner, John R. Scheessele and William M. Kelly
* To withhold authority to vote for one or more nominee(s), mark “Vote for All Except” and write the name(s) of the nominee(s) for which you are withholding authority below:

		FOR	AGAINST	ABSTAIN

2.	Ratification of Ernst & Young LLP to serve as independent auditors for the fiscal year ending March 31, 2007 (Proposal No. 2):	☐	☐	☐

		FOR	AGAINST	ABSTAIN

3.	In their discretion, proxies have authority to vote upon such other matters as may properly come before the Annual Meeting or of any adjournment or postponement thereof.	☐	☐	☐
To include any comments, use the comments box on the other side hereof.
The undersigned hereby revokes all previous Proxies and acknowledges receipt of the Notice of Annual Meeting dated July 27, 2006, the Proxy Statement attached thereto and the Annual Report of the Company for the fiscal year ended March 31, 2006 forwarded therewith.

     S C A N L I N E
NOTE: PLEASE DATE THIS PROXY, SIGN YOUR NAME EXACTLY AS IT APPEARS HEREON, AND RETURN PROMPTLY USING THE ENCLOSED POSTAGE PAID ENVELOPE. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEYS, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.

Date	Shareholder sign here	Co-Owner sign here